Exhibit 10.5

AIA® Document A101® – 2017

Standard Form of Agreement Between Owner and Contractor

where the basis of payment is a Stipulated Sum

AGREEMENT made as of the 29th day of March in the year 2024: (In words, indicate day, month and year.)

ADDITIONS AND DELETIONS:

The author of this document has added information needed for its completion. The author may also have revised the text of the original AIA standard form. An Additions and Deletions Report that notes added information as well as revisions to the standard form text is available from the author and should be reviewed.

This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

The parties should complete Al0l®-2017, Exhibit A, Insurance and Bonds, contemporaneously with this Agreement. AIA Document A201®-2017, General Conditions of the Contract for Construction, is adopted in this document by reference. Do not use with other general conditions unless this document is modified.

BETWEEN the Owner: (Name, legal status, address and other information)

LLC Phoenix AZ, 85353

and the Contractor: (Name, legal status, address and other information)

BestWater USA Inc. 2825 Wilcrest Dr., Ste421, Houston TX, 77042

for the following Project: (Name, location and detailed description)

Phoenix, AZ 85353 New 760,000 of solar panel manufacture facility Tenant Improvement

The Owner and Contractor agree as follows.

ELECTRONIC COPYING of any portion of this AIA® Document to another electronic file is prohibited and constitutes a violation of copyright laws as set forth in the footer of this document.

AIA Document A101 - 2017. Copyright © 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974, 1977, 1987, 1991, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 11:07:52 ET on 01/08/2024 under Order No.3104239901 which expires on 01/08/2025, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.		1
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TABLE OF ARTICLES

1	THE CONTRACT DOCUMENTS

2	THE WORK OF THIS CONTRACT

3	DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

4	CONTRACT SUM

5	PAYMENTS

6	DISPUTE RESOLUTION

7	TERMINATION OR SUSPENSION

8	MISCELLANEOUS PROVISIONS

9	ENUMERATION OF CONTRACT DOCUMENTS

EXHIBIT A INSURANCE AND BONDS

ARTICLE 1 THE CONTRACT DOCUMENTS

The Contract Documents consist of the documents enumerated in Article 9 and Modifications issued after execution of this Agreement, all of which form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations, or agreements, either written or oral. An enumeration of the Contract Documents, other than a Modification, appears in Article 9.

Owner and Contractor are herein after referred to collectively as the “Parties” and each individually a “Party”

ARTICLE 2 THE WORK OF THIS CONTRACT

a)	Drawings (Drawings dated on Nov. 17th, 2023, for office area and Dec. 8th, 2023, for production area)
b)	Scope of Work Narrative, i.e. Exhibit I
c)	Clarification document, i.e. Exhibit II
d)	AIA Document A101-2017
e)	AIA Document A201-2017

The above documents are to be taken as mutually explanatory of one another. For the purpose of interpretation, the priority of the documents shall be in accordance with the sequence above. In the event of conflicts or discrepancies among the documents, the Owner shall issue any necessary clarification or instruction and the Contractor shall comply with such clarification or instruction, For the avoidance of doubt, such clarification or instruction shall not relieve the Contractor of any of his obligations under this Contract and the Contractors shall not be entitled to any increase in Contract Sum or extension of Milestone Dates in connection therewith.

The scope of the Work to be executed by the Contractor shall include all the whole work as stated under the Contract Documents, including materials, equipment and Contractor’s documents required by the Contract and all temporary or permanent Contractor’s personnel, goods, consumables and other items and services required for the engineering design, construction, procurement, facility equipment commissioning, training, defect remedy, acceptance and warranty.

Except for the work expressly excluded by the Contract Documents, all the work implied by the Contract Documents necessary for the efficiency, stability and completeness of the Work, in accordance with industry practice, are considered to be included in the Work and covered by the Contract Sum even if such work is not clearly displayed.

AIA Document A101 - 2017. Copyright © 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974, 1977, 1987, 1991, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 11:07:52 ET on 01/08/2024 under Order No.3104239901 which expires on 01/08/2025, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.		2
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ARTICLE 3 DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

§ 3.1 The date of commencement of the Work shall be:(Check one of the following boxes.)

☐	The date of this Agreement.

☑	A date set forth in a written notice to proceed issued by the Owner.

☐	Established as follows:

(Insert a date or a means to determine the date of commencement of the Work.)

If a notice to proceed is not issued by the Owner before the date of this Agreement, then the date of commencement shall be the date of this Agreement.

§ 3.2 The Contract Time as well as Milestones Dates under the Contract Documents shall be measured from the date of commencement of the Work. The Contractor shall perform and complete the Work by the following 5 key Milestone Dates:

1)	Complete the electric power expansion by [May 14, 2024]
2)	Achieve TCO of and obtain relevant formalities required for operation of the first line by [August 16, 2024]
3)	Achieve TCO of and obtain relevant formalities required for operation of the second line by [October 20, 2024]
4)	Achieve TCO of the office work by [September 30, 2024]
5)	Achieve Substantial Completion by [November 30, 2024]

It shall be a pre-condition to the granting of extension of the Contract Time or Milestone Dates that the Contractor shall have demonstrated, to the Owner’s reasonable satisfaction, that the relevant delay suffered by the Contractor is due to an event on the critical path contained and shown in the most recent schedules approved by the Owner, and is demonstrable on an assessment of the actual and the then current critical path to achieving the Contract Time or Milestone Dates.

The Contractor must organize the construction and perform the Work according to the most recent schedules approved by the Owner and accept the Owner’s inspection and supervision on the progress. If the Owner raises objections to the content of the progress reports, schedules and/or other documents submitted by the Contractor, the Owner may require the Contractor to resubmit appropriately revised documents.

The Contractor shall at its own cost promptly submit proposals for the improvement measures at the Owner’s requirements and implement them upon the Owner’s approval when the actual progress of the Work does not comply with the schedules approved by the Owner. Without prejudice to the liquidated damages under Section 4.5, the Contractor shall take reasonable improvement measures that may at the Owner’s requests, so as to accelerate the progress of the Work. The Contractor shall not be entitled to any increase in Contract Sum or extension of Milestone Dates for the improvement measures if the actual progress is inconsistent with the schedule due to reasons other than those listed under Section 8.3.1 of AIA Document A201-2017

Notwithstanding anything else provided in the Contract Documents, the Contractor shall not be responsible or liable for or deemed in breach of the Contract Documents because of any failure or delay in completing the Work in accordance with the Project schedule to the extent that such failure has been caused by one or more Owner-Caused Delays. “Owner-Caused Delay” means a delay in Contractor’s or its contractor or subcontractor’s performance of the Work or an increase in Contractor’s or its contractor or subcontractor’s costs, in each case that has been caused, in whole or in part, by: (i) the failure of Owner, or its affiliates or other contractors, to meet any of Owner’s obligations under the Contract Documents, including but not limited to the inability of Owner or Owner parties to obtain necessary rights of access to the Project site, (ii) the acts or omissions of Owner, or its affiliates or other contractors, (iii) the failure of Owner to obtain or maintain any permits, (iv) material errors in any written documents or drawings provided by Owner regarding the Project or Project site; or (v) defects in any equipment provided by Owner, which in each case of causes an actual delay in, and/or an increase in the direct costs of, Contractor’s or its contractor or subcontractor’s performance of the Work under the Agreement.

AIA Document A101 - 2017. Copyright © 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974, 1977, 1987, 1991, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 11:07:52 ET on 01/08/2024 under Order No.3104239901 which expires on 01/08/2025, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.		3
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§ 3.3 Substantial Completion

§ 3.3.1 Subject to adjustments of the Contract Time as provided in the Contract Documents, the Contractor shall achieve Substantial Completion of the entire Work:

(Check one of the following boxes and complete the necessary information.

☐	Not later than« » (« ») calendar days from the date of commencement of the Work.

☑	By the following date: November 30, 2024

§ 3.3.2 Subject to adjustments of the Contract Time as provided in the Contract Documents, if portions of the Work are to be completed prior to Substantial Completion of the entire Work, the Contractor shall achieve Substantial Completion of such portions by the applicable dates set forth in Exhibit III - Project Schedule and Key Milestones.

§ 3.3.3 If the Contractor fails to achieve key Milestone Dates and Substantial Completion as provided in Section 3.2 and 3.3, liquidated damages, if any, shall be assessed as set forth in Section 4.5. For clarity, as set forth in Exhibit III – Project Schedule and Key Milestones, the Work includes the following four (4) Key Milestones: Substantial Completion of the entire Work, and Substantial Completion of three (3) separate portions of the Work, for which Certificate of Temporary Completion Occupancy (TCO) may be issued in connection therewith, as set forth in Section 9.9.4 of the AIA Document A201-2017,

§ 3.3.4. Intentionally Omitted

§ 3.3.5. If a Party believes that an event constituting a Force Majeure Event has occurred that has or will prevent or delay the performance of its obligations under the Contract Documents, such Party shall give the other Party prompt written or electronic notice describing the alleged Force Majeure Event (the “Force Majeure Notice”). The Force Majeure Notice shall be given to the other Party and its on-site manager or supervisor. Within five (5) Business Days after delivery of the Force Majeure Notice, the Party claiming a Force Majeure Event shall, to the extent known or ascertainable: (a) specify the length of the delay occasioned by, and the additional costs incurred by reason of, such Force Majeure Event; (b) describe the particulars of the cause and nature of the Force Majeure Event; (c) provide evidence of the occurrence of such Force Majeure Event; and (d) provide its plans for the remedy of the Force Majeure Event. At all times after the Force Majeure Notice, the affected Party shall continue to furnish weekly reports with respect thereto during the continuation of the Force Majeure Event notifying the other Party of (i) the steps which have been taken to remedy the Force Majeure Event and (ii) the expected remaining duration of its inability to perform hereunder.

Except with regard to payment obligations, neither Party shall be responsible or liable for or deemed in breach of the Contract Documents because of any failure or delay in complying with its obligations under or pursuant to the Contract Documents to the extent that such failure has been caused, or contributed to, by one or more Force Majeure Events or its effects or by any combination thereof; provided that in such event: (a) any liability of either Party which arose before the occurrence of the Force Majeure Event causing the suspension of performance shall not be excused as a result of the occurrence; (b) the affected Party shall exercise all commercially reasonable efforts to alleviate and mitigate the cause and effect of such Force Majeure Event, remedy its inability to perform, and limit damages to the other Party; (c) the affected Party shall use all reasonable efforts to continue to perform its obligations hereunder and to correct or cure the event or condition excusing performance; and (d) when the affected Party is able to resume performance of the affected obligations under the Contract Documents, that Party shall give the other Party written notice to that effect, and the affected Party promptly shall resume performance under the Contract Documents.

As used herein, “Force Majeure Event” means any act, event or circumstance, or combination of acts, events or circumstances that is not caused by and is beyond the reasonable control of the Party claiming the Force Majeure Event, and could not be prevented or overcome by the reasonable efforts and due diligence of the Party claiming the Force Majeure Event. Force Majeure Events include by way of example and not limitation: acts of God, natural disasters, wildfires, earthquakes, tornadoes, lightning, floods, marine accident, civil disturbances, riots, war, military invasion, warlike acts, cyber-attack, national, regional and area-wide strikes and other national, regional and area-wide labor disputes (including collective bargaining disputes and lockouts) involving Contractor or its contractor or subcontractors and not directed exclusively at Contractor and/or such contractor or subcontractor, epidemic/pandemic (including COVID-19) and quarantine restriction, acts of the public enemy, blockades, acts of terrorism, insurrections, riots or revolutions, sabotage, vandalism, and embargoes, any change in applicable law.

AIA Document A101 - 2017. Copyright © 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974, 1977, 1987, 1991, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 11:07:52 ET on 01/08/2024 under Order No.3104239901 which expires on 01/08/2025, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.		4
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ARTICLE 4 CONTRACT SUM

§ 4.1 The Owner shall pay the Contractor the Contract Sum in current funds for the Contractor’s performance of the Contract. The Contract Sum shall be $88,240,804.61 wherein the tax is $4,679,436.61 subject to additions and deductions as provided in the Contract Documents.

The Contract Sum stated under this Section is the total amount payable by the Owner to the Contractor for performance of the Work under the Contract. The Contractor shall be deemed to be satisfied as to the correctness and sufficiency of the Contract Sum stated under this Section. Unless otherwise stated in the Contract, the Contract Sum stated under this Section shall be deemed to cover all the Contractor’s obligations under the Contract and all things necessary for the proper execution of the Works in accordance with the Contract.

Without prejudice to the above provision, the parties agree that the portions that are not specifically showed in the drawings but implied by the Contract Documents are also covered by the Contract Sum, including the followings:

a)	Electric power line construction;
b)	Tap water and drainage pipe expansion;
c)	Minor Changes in drawings caused by municipal review;
d)	Factory structure modification involved in the Project, such as roof reinforcement and pipe hoisting support;
e)	Pipes, installation and equipment foundation from the propane storage tank to the RIO equipment (including partially buried pipes).

§ 4.2 Alternates

§ 4.2.1 Alternates, if any, included in the Contract Sum:

Item	Price

§ 4.2.2 Subject to the conditions noted below, the following alternates may be accepted by the Owner following execution of this Agreement. Upon acceptance, the Owner shall issue a Modification to this Agreement.

(Insert below each alternate and the conditions that must be met for the Owner to accept the alternate.)

Item	Price	Conditions for Acceptance

§ 4.3 Allowances, if any, included in the Contract Sum:

(Identify each allowance.)

Item	Price

§ 4.4 Unit prices, if any:

(Identify the item and state the unit price and quantity limitations, if any, to which the unit price will be applicable.)

Item	Units and Limitations	Price per Unit ($0.00)

§ 4.5 Liquidated damages, if any:(Insert terms and conditions for liquidated damages, if any.)

If the Contractor fails to achieve any Milestone Date on or before the scheduled Milestone Dates set out under Section 3.2, the Contractor shall be liable for the sum specified below as liquidated damages for each day of delay beginning on the first day after the Contractor fails to achieve such scheduled Milestone Date until the date that such Milestone is achieved, provided that under no circumstances shall the total amount of liquidated damages not exceed one million US dollars ($1,000,000).

$2,500 per day from the 1st day after the Contractor fails to achieve any scheduled Milestone Date until the date that such Milestone is achieved.

The liquidated damages for each occurrence of the situations under Section 10.5.4 of AIA Document A201-2017.

The Parties have been properly advised by professional advisors and agree the liquidated damages referenced in this Section 4.5 are commercially justified, reasonable and proportionate to the legitimate interests of the Owner and that these liquidated damages are not extravagant, exorbitant or unconscionable and do not constitute a penalty.

AIA Document A101 - 2017. Copyright © 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974, 1977, 1987, 1991, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 11:07:52 ET on 01/08/2024 under Order No.3104239901 which expires on 01/08/2025, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.		5
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ARTICLE 5 PAYMENTS

§ 5.1 Progress Payments

§ 5.1.1 Based upon Applications for Payment submitted to the Owner by the Contractor and Certificates for Payment issued by the Owner, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

The first progress payment is a start-up payment of USD $3,000,000. The Contractor shall provide the invoice in the amount equal to the start-up payment and a demand guarantee in amount equal to the start-up payment and with a validity period of at least three months which shall be issued by the bank and in the form as approved by the Owner. The Owner shall pay the start-up payment to the Contractor within seven (7) business days upon receipt of the invoice and the demand guarantee provided by the Contractor. The start-up payment shall be deducted from the progress payments for the first three months after the date of commencement.

§ 5.1.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month.

§ 5.1.3 Provided that an Application for Payment for a month is received by the Owner not later than the 5th day of the next month, the Owner shall make the payment in such amount as set forth in such Application for Payment, or otherwise provide its response concerning any invoiced amount that is in dispute and the basis for such dispute within 14 days after the receipt of the Application for Payment from the Contractor. To the extent the Owner disputes any invoiced amount, Owner and Contractor shall work in good faith to resolve any such dispute within 7 days after Owner’s notice of such dispute to Contractor. For clarity, if there is any dispute about any amount or portion of the amount invoiced by Contractor, the amount not in dispute shall be paid by Contractor in accordance with the terms of this Agreement.

Other than the monthly invoice described above, the Contractor may issue separate invoices for the payment of materials and equipment purchased by the Contractor that are required to be procured by Contractor under the Contract Documents, after the Owner approves the procurement, which approval shall not be unreasonably withheld or delayed. Any funds advanced by Owner for the payment of such payment for materials and equipment shall be deposited by Owner to a bank account under joint supervision of the Contractor’s finance department and the Owner’s finance department and paid to the applicable vendors from such account. For clarity, the bank account under joint supervision shall be closed out upon the expiration of such six (6) month period.

The joint bank account information are as follows:

Bank:

Account Number

Routing Number:                           (Wire Transfer)

§ 5.1.4 Each Application for Payment shall be based on the most recent schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Contract Sum among the various portions of the Work. The schedule of values shall be prepared in such form, and supported by such data to substantiate its accuracy, as the Owner may require. This schedule of values shall be used as a basis for reviewing the Contractor’s Applications for Payment. If the Contractor fails to achieve any Milestone Date or complete any Work, the Owner shall be entitled to reject the Contractor’s Application for Payment according to the schedule of values approved by the Owner and require the Contractor to resubmit the Application for Payment according to the actual progress and requirements of schedule of values.

§ 5.1.5 Applications for Payment shall show the percentage of completion of each portion of the Work as of the end of the period covered by the Application for Payment.

§ 5.1.6 In accordance with AIA Document A201™-2017, General Conditions of the Contract for Construction, and subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

§ 5.1.6.1 The amount of each progress payment shall first include:

1.	That portion of the Contract Sum properly allocable to completed Work; and

2.	That portion of the Contract Sum properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the completed construction, or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing

AIA Document A101 - 2017. Copyright © 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974, 1977, 1987, 1991, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 11:07:52 ET on 01/08/2024 under Order No.3104239901 which expires on 01/08/2025, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.		6
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§ 5.1.6.2 The amount of each progress payment shall then be reduced by:

1.	The aggregate of any amounts previously paid by the Owner;

2.	The amount, if any, for Work that remains uncorrected and for which the Owner has previously withheld a Certificate for Payment as provided in Article 9 of AIA Document A201–2017;

3.	Any amount for which the Contractor does not intend to pay a Subcontractor or material supplier, unless the Work has been performed by others the Contractor intends to pay;

4.	For Work performed or defects discovered since the last payment application, any amount for which the Owner may withhold payment, or nullify a Certificate of Payment in whole or in part, as provided in Article 9 of AIA Document A201–2017; and

5.	Retainage withheld pursuant to Section 5.1.7.

§ 5.1.7 Retainage

§ 5.1.7.1 For each progress payment made prior to Substantial Completion of the Work, the Owner may withhold the following amount, as retainage, from the payment otherwise due:

(Insert a percentage or amount to be withheld as retainage from each Application for Payment. The amount of retainage may be limited by governing law.)

The Owner may withhold 10% of each progress payment as retainage.

§ 5.1.7.2 Intentionally omitted

§ 5.1.7.3 Except as set forth in this Section 5.1.7.3, upon Substantial Completion of the Work, the Contractor may submit an Application for Payment that includes the retainage withheld from prior Applications for Payment pursuant to this Section 5.1.7.

(Insert any other conditions for release of retainage upon Substantial Completion.)

« »

§ 5.1.8 If final completion of the Work is materially delayed through no fault of the Contractor, the Owner shall pay the Contractor any additional amounts in accordance with Article 9 of AIA Document A201-2017.

§ 5.1.9 Except with the Owner’s prior approval, the Contractor shall not make advance payments to suppliers for materials or equipment which have not been delivered and stored at the site.

§ 5.2 Final Payment

§ 5.2.1 Final payment, constituting the entire unpaid balance of the Contract Sum, shall be made by the Owner to the Contractor when

1	the Contractor has fully performed the Contract except for the Contractor’s responsibility to correct Work as provided in Article 12 of AIA Document A201-2017, and to satisfy other requirements, if any, which extend beyond final payment; and

2.	a final Certificate for Payment has been issued by the Owner.

§ 5.2.2 The Owner’s final payment to the Contractor shall be made no later than 21 days after the issuance of the Owner’s final Certificate for Payment, or as follows:

§ 5.3 Interest

Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.

(Insert rate of interest agreed upon, if any.)

one and half percent 1.5 % per month

AIA Document A101 - 2017. Copyright © 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974, 1977, 1987, 1991, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 11:07:52 ET on 01/08/2024 under Order No.3104239901 which expires on 01/08/2025, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.		7
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ARTICLE 6 DISPUTE RESOLUTION

§ 6.1 Intentionally Omitted

§ 6.2 Binding Dispute Resolution

For any Claim subject to, but not resolved by, mediation pursuant to Article 15 of AIA Document A201–2017, the method of binding dispute resolution shall be as follows:

(Check the appropriate box.)

☑	Arbitration pursuant to Section 15.4 of AIA Document A201-2017

☐	Litigation in a court of competent jurisdiction

☐	Other (Specify)

If the Owner and Contractor do not select a method of binding dispute resolution, or do not subsequently agree in writing to a binding dispute resolution method other than litigation, Claims will be resolved by litigation in a court of competent jurisdiction.

ARTICLE 7 TERMINATION OR SUSPENSION

§ 7.1 The Contract may be terminated by the Owner, or the Contractor as provided in Article 14 of AIA Document A201-2017.

§ 7.1.1 If the Contract is terminated for the Owner’s convenience in accordance with Article 14 of AIA Document A201-2017, then the Owner shall pay the Contractor payment (the “Termination Payment”), which shall equal the sum of the following, without duplication: (a) that portion of the Contract Sum that is applicable to Work performed up to the date of termination that has not previously been paid to Contractor; (b) the expenses reasonably incurred by Contractor in withdrawing Contractor’s equipment and personnel from the project site and in otherwise demobilizing,; (c) the expenses reasonably incurred by Contractor in terminating contracts with Subcontractors pertaining to the Work, and including the reasonably cost of satisfying obligations, commitments, or claims which Contractor entered into in good faith with third parties and which are not otherwise covered herein and (d) other all actual and reasonable out-of-pocket direct costs incurred by Contractor as a direct result of such termination.

§ 7.2 The Work may be suspended by the Owner as provided in Article 14 of AIA Document A201-2017.

ARTICLE 8 MISCELLANEOUS PROVISIONS

§ 8.1 Where reference is made in this Agreement to a provision of AIA Document A201–2017 or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

§ 8.2 The Owner’s representative:

(Name, address, email address, and other information)

Zhang           , Sr. Project Manager, zhang                  @

Carl La            Sr. Project Manager, carl.la                  @j

Notwithstanding any provision to the contrary contained in the Contract Documents, the Owner hereby elects to replace the role of the Architect, as defined under and as specifically referred to throughout the Contract Documents, with the Owner. The Owner shall assume all roles, responsibilities, duties, and authorities assigned to the Architect under the Contract Documents, except as otherwise expressly stated in the Contract Documents, which includes:

the Architect’s role under Section 4.2.1 of AIA Document A201-2017.

§ 8.3 The Contractor’s representative:

(Name, address, email address, and other information)

Yunlong Zhang, President, Yunlong.Zhang@bsw-epc.com

AIA Document A101 - 2017. Copyright © 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974, 1977, 1987, 1991, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 11:07:52 ET on 01/08/2024 under Order No.3104239901 which expires on 01/08/2025, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.		8
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The Contractor’s representative shall serve as the project manager of the Contractor and be responsible for all affairs of the Work from the date of this Agreement to the completion of the Work. During the construction period, the Contractor’s representative shall work at the site and be responsible for the comprehensive management of the project and necessary coordination between the Owner and the Contractor. If he or she leaves the project site under special circumstances, the Contractor shall inform the Owner in writing for his or her leave and obtain the Owner’s written approval in advance, and the Contractor shall designate a delegate project manager during his or her leave.

Without submitting any written explanation and proposal of the substitutes (including the resumes of all proposed substitutes) and obtainment of the Owner’s approval, not to be unreasonably withheld or delayed, the Contractor shall not replace the Contractor’s representative /project manager.

If the Contractor needs to replace the Contractor’s representative, the Contractor shall inform the Owner in writing at least 7 days in advance and obtain the Owner’s approval.

§ 8.4 If the Owner, in its sole discretion, determines that the performance, conduct, or competence of the Contractor’s Representative or other personnel is unsatisfactory and adversely affects the Project’s progress, quality, safety, or the working relationship among the Project’s stakeholders, the Owner is entitle to issue a written request, upon which Contractor shall promptly change the Contractor’s Representative and other personnel for the performance of the Contract.

§ 8.5 Insurance and Bonds

§ 8.5.1 The Owner and the Contractor shall purchase and maintain insurance as set forth in AIA Document Al01™–2017, Standard Form of Agreement Between Owner and Contractor where the basis of payment is a Stipulated Sum, and elsewhere in the Contract Documents.

§ 8.5.2 The Contractor shall provide a payment and performance bond as required by the Owner and Landlord. The cost of this bond will be added as a change to the Contract Sum once it’s mutually approved by both Parties.

§ 8.6 Notice in electronic format, pursuant to Article 1 of AIA Document A201-2017, may be given in accordance with AIA Document E203™–2013, Building Information Modeling and Digital Data Exhibit, if completed, or as otherwise set forth below:

(If other than in accordance with AIA Document E203-2013, insert requirements for delivering notice in electronic format such as name, title, and email address of the recipient and whether and how the system will be required to generate a read receipt for the transmission.)

« »

ARTICLE 9 ENUMERATION OF CONTRACT DOCUMENTS

§ 9.1 This Agreement is comprised of the following documents:

1.	AIA Document A101™–C2017, Standard Form of Agreement Between Owner and Contractor
2.	AIA Document A201™–2017, General Conditions of the Contract for Construction
3.	Exhibit I - Scope of Work Narrative
4.	Exhibit II - Clarifications
5.	Exhibit III - Project Schedule and Key Milestones
6.	Exhibit IV - Schedule of Value (First version, need to be updated as project progresses)
7.	Other Exhibits

●	master equipment list
●	Owner equipment Owner installation sequence markup
●	incoming power scope map
●	List of main materials brand
●	Water and sewer scope drawing
●	RTO approval package
●	Bill of Quantities template

AIA Document A101 - 2017. Copyright © 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974, 1977, 1987, 1991, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 11:07:52 ET on 01/08/2024 under Order No.3104239901 which expires on 01/08/2025, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.		9
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This Agreement entered into as of the day and year first written above.

/s/ Zhang Yunlong
OWNER (Signature)	CONTRACTOR (Signature)

(Mr. GM)	(Mr. Zhang Yunlong, President)

AIA Document A101 - 2017. Copyright © 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974, 1977, 1987, 1991, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 11:07:52 ET on 01/08/2024 under Order No.3104239901 which expires on 01/08/2025, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.		10
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AIA® Document A201® 2017

General Conditions of the Contract for Construction

for the following PROJECT: (Name and location or address)

ADDITIONS AND DELETIONS:

The author of this document has added information needed for its completion. The author may also have revised the text of the original AIA standard form. An Additions and Deletions Report that notes added information as well as revisions to the standard form text is available from the author and should be reviewed.

This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

For guidance in modifying this document to include supplementary conditions, see AIA Document A503TM Guide for Supplementary Conditions.

, LLC Phoenix, AZ 85353 New 760,000 sf solar panel manufacture facility Tenant Improvement

THE OWNER: (Name, legal status and address)

, LLC Phoenix AZ, 85353

THE CONTRACTOR (Name, legal status and address)

BestWater USA Inc. 2825 Wilcrest Dr., Ste421, Houston TX, 77042

TABLE OF ARTICLES

1	GENERAL PROVISIONS

2	OWNER

3	CONTRACTOR

4	ARCHITECT

5	SUBCONTRACTORS

6	CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

7	CHANGES IN THE WORK

8	TIME

9	PAYMENTS AND COMPLETION

10	PROTECTION OF PERSONS AND PROPERTY

11	INSURANCE AND BONDS

12	UNCOVERING AND CORRECTION OF WORK
ELECTRONIC COPYING of any portion of this AIA® Document to another electronic file is prohibited and constitutes a violation of copyright laws as set forth in the footer of this document.
13	MISCELLANEOUS PROVISIONS

14	TERMINATION OR SUSPENSION OF THE CONTRACT

15	CLAIMS AND DISPUTES

AIA Document A201 - 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 11:08:20 ET on 01/08/2024 under Oreder No.3104239901 which expires on 01/08/2025, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA contract Documents® Terms of service. To report copyright violations, e-mail docinfo@aiacontracts.com.		1
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INDEX

(Topics and numbers in bold are Section headings.)

Acceptance of Nonconforming Work

9.6.6, 9.9.3, 12.3

Acceptance of Work

9.6.6, 9.8.2, 9.9.3, 9.10.1, 9.10.3, 12.3

Access to Work

3.16, 6.2.1, 12.1

Accident Prevention

10

Acts and Omissions

3.2, 3.3.2, 3.12.8, 3.18, 4.2.3, 8.3.1, 9.5.1, 10.2.5,

10.2.8, 13.3.2, 14.1, 15.1.2, 15.2

Addenda

1.1.1

Additional Costs, Claims for

3.7.4, 3.7.5, 10.3.2, 15.1.5

Additional Inspections and Testing

9.4.2, 9.8.3, 12.2.1, 13.4

Additional Time, Claims for

3.2.4, 3.7.4, 3.7.5, 3.10.2, 8.3.2, 15.1.6

Administration of the Contract

3.1.3, 4.2, 9.4, 9.5

Advertisement or Invitation to Bid

1.1.1

Aesthetic Effect

4.2.13

Allowances

3.8

Applications for Payment

4.2.5, 7.3.9, 9.2, 9.3, 9.4, 9.5.1, 9.5.4, 9.6.3, 9.7, 9.10

Approvals

2.1.1, 2.3.1, 2.5, 3.1.3, 3.10.2, 3.12.8, 3.12.9,

3.12.10.1, 4.2.7, 9.3.2, 13.4.1

Arbitration

8.3.1, 15.3.2, 15.4

ARCHITECT

4

Architect, Definition of

4.1.1

Architect, Extent of Authority

2.5, 3.12.7, 4.1.2, 4.2, 5.2, 6.3, 7.1.2, 7.3.4, 7.4, 9.2,

9.3.1, 9.4, 9.5, 9.6.3, 9.8, 9.10.1, 9.10.3, 12.1, 12.2.1,

13.4.1, 13.4.2, 14.2.2, 14.2.4, 15.1.4, 15.2.1

Architect, Limitations of Authority and Responsibility

2.1.1, 3.12.4, 3.12.8, 3.12.10, 4.1.2, 4.2.1, 4.2.2,

4.2.3, 4.2.6, 4.2.7, 4.2.10, 4.2.12, 4.2.13, 5.2.1, 7.4,

9.4.2, 9.5.4, 9.6.4, 15.1.4, 15.2

Architect’s Additional Services and Expenses

2.5, 12.2.1, 13.4.2, 13.4.3, 14.2.4

AIA Document A201 - 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 11:08:20 ET on 01/08/2024 under Oreder No.3104239901 which expires on 01/08/2025, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA contract Documents® Terms of service. To report copyright violations, e-mail docinfo@aiacontracts.com.		2
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Architect’s Administration of the Contract

3.1.3, 3.7.4, 15.2, 9.4.1, 9.5

Architect’s Approvals

2.5, 3.1.3, 3.5, 3.10.2, 4.2.7

Architect’s Authority to Reject Work

3.5, 4.2.6, 12.1.2, 12.2.1

Architect’s Copyright

1.1.7, 1.5

Architect’s Decisions

3.7.4, 4.2.6, 4.2.7, 4.2.11, 4.2.12, 4.2.13, 4.2.14, 6.3,

7.3.4, 7.3.9, 8.1.3, 8.3.1, 9.2, 9.4.1, 9.5, 9.8.4, 9.9.1,

13.4.2, 15.2

Architect’s Inspections

3.7.4, 4.2.2, 4.2.9, 9.4.2, 9.8.3, 9.9.2, 9.10.1, 13.4

Architect’s Instructions

3.2.4, 3.3.1, 4.2.6, 4.2.7, 13.4.2

Architect’s Interpretations

4.2.11, 4.2.12

Architect’s Project Representative

4.2.10

Architect’s Relationship with Contractor

1.1.2, 1.5, 2.3.3, 3.1.3, 3.2.2, 3.2.3, 3.2.4, 3.3.1, 3.4.2,

3.5, 3.7.4, 3.7.5, 3.9.2, 3.9.3, 3.10, 3.11, 3.12, 3.16,

3.18, 4.1.2, 4.2, 5.2, 6.2.2, 7, 8.3.1, 9.2, 9.3, 9.4, 9.5,

9.7, 9.8, 9.9, 10.2.6, 10.3, 11.3, 12, 13.3.2, 13.4, 15.2

Architect’s Relationship with Subcontractors

1.1.2, 4.2.3, 4.2.4, 4.2.6, 9.6.3, 9.6.4, 11.3

Architect’s Representations

9.4.2, 9.5.1, 9.10.1

Architect’s Site Visits

3.7.4, 4.2.2, 4.2.9, 9.4.2, 9.5.1, 9.9.2, 9.10.1, 13.4

Asbestos

10.3.1

Attorneys’ Fees

3.18.1, 9.6.8, 9.10.2, 10.3.3

Award of Separate Contracts

6.1.1, 6.1.2

Award of Subcontracts and Other Contracts for Portions of the Work

5.2

Basic Definitions

1.1

Bidding Requirements

1.1.1

Binding Dispute Resolution

8.3.1, 9.7, 11.5, 13.1, 15.1.2, 15.1.3, 15.2.1, 15.2.5,

15.2.6.1, 15.3.1, 15.3.2, 15.3.3, 15.4.1

Bonds, Lien

7.3.4.4, 9.6.8, 9.10.2, 9.10.3

Bonds, Performance, and Payment

7.3.4.4, 9.6.7, 9.10.3, 11.1.2, 11.1.3, 11.5

Building Information Models Use and Reliance

1.8

Building Permit

3.7.1

AIA Document A201 - 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 11:08:20 ET on 01/08/2024 under Oreder No.3104239901 which expires on 01/08/2025, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA contract Documents® Terms of service. To report copyright violations, e-mail docinfo@aiacontracts.com.		3
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Capitalization 1.3

Certificate of Substantial Completion

9.8.3, 9.8.4, 9.8.5

Certificates for Payment

4.2.1, 4.2.5, 4.2.9, 9.3.3, 9.4, 9.5, 9.6.1, 9.6.6, 9.7,

9.10.1, 9.10.3, 14.1.1.3, 14.2.4, 15.1.4

Certificates of Inspection, Testing or Approval

13.4.4

Certificates of Insurance

9.10.2

Change Orders

1.1.1, 3.4.2, 3.7.4, 3.8.2.3, 3.11, 3.12.8, 4.2.8, 5.2.3,

7.1.2, 7.1.3, 7.2, 7.3.2, 7.3.7, 7.3.9, 7.3.10, 8.3.1,

9.3.1.1, 9.10.3, 10.3.2, 11.2, 11.5, 12.1.2

Change Orders, Definition of

7.2.1

CHANGES IN THE WORK

2.2.2, 3.11, 4.2.8, 7, 7.2.1, 7.3.1, 7.4, 8.3.1, 9.3.1.1,

11.5

Claims, Definition of

15.1.1

Claims, Notice of 1.6.2, 15.1.3

CLAIMS AND DISPUTES

3.2.4, 6.1.1, 6.3, 7.3.9, 9.3.3, 9.10.4, 10.3.3, 15, 15.4

Claims and Timely Assertion of Claims

15.4.1

Claims for Additional Cost

3.2.4, 3.3.1, 3.7.4, 7.3.9, 9.5.2, 10.2.5, 10.3.2, 15.1.5

Claims for Additional Time

3.2.4, 3.3.1, 3.7.4, 6.1.1, 8.3.2, 9.5.2, 10.3.2, 15.1.6

Concealed or Unknown Conditions, Claims for

3.7.4

Claims for Damages

3.2.4, 3.18, 8.3.3, 9.5.1, 9.6.7, 10.2.5, 10.3.3, 11.3,

11.3.2, 14.2.4, 15.1.7

Claims Subject to Arbitration

15.4.1

Cleaning Up 3.15, 6.3

Commencement of the Work, Conditions Relating to 2.2.1, 3.2.2, 3.4.1, 3.7.1, 3.10.1, 3.12.6, 5.2.1, 5.2.3,

6.2.2, 8.1.2, 8.2.2, 8.3.1, 11.1, 11.2, 15.1.5

Commencement of the Work, Definition of 8.1.2

Communications

3.9.1, 4.2.4

Completion, Conditions Relating to

3.4.1, 3.11, 3.15, 4.2.2, 4.2.9, 8.2, 9.4.2, 9.8, 9.9.1,

9.10, 12.2, 14.1.2, 15.1.2

COMPLETION, PAYMENTS AND

9

Completion, Substantial

3.10.1, 4.2.9, 8.1.1, 8.1.3, 8.2.3, 9.4.2, 9.8, 9.9.1,

9.10.3, 12.2, 15.1.2

AIA Document A201 - 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 11:08:20 ET on 01/08/2024 under Oreder No.3104239901 which expires on 01/08/2025, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA contract Documents® Terms of service. To report copyright violations, e-mail docinfo@aiacontracts.com.		4
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Compliance with Laws

2.3.2, 3.2.3, 3.6, 3.7, 3.12.10, 3.13, 9.6.4, 10.2.2,

13.1, 13.3, 13.4.1, 13.4.2, 13.5, 14.1.1, 14.2.1.3,

15.2.8, 15.4.2, 15.4.3

Concealed or Unknown Conditions

3.7.4, 4.2.8, 8.3.1, 10.3

Conditions of the Contract

1.1.1, 6.1.1, 6.1.4

Consent, Written

3.4.2, 3.14.2, 4.1.2, 9.8.5, 9.9.1, 9.10.2, 9.10.3, 13.2,

15.4.4.2

Consolidation or Joinder 15.4.4

CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

1.1.4, 6

Construction Change Directive, Definition of

7.3.1

Construction Change Directives

1.1.1, 3.4.2, 3.11, 3.12.8, 4.2.8, 7.1.1, 7.1.2, 7.1.3,

7.3, 9.3.1.1

Construction Schedules, Contractor’s

3.10, 3.11, 3.12.1, 3.12.2, 6.1.3, 15.1.6.2

Contingent Assignment of Subcontracts

5.4, 14.2.2.2

Continuing Contract Performance

15.1.4

Contract, Definition of 1.1.2

CONTRACT, TERMINATION OR SUSPENSION OF THE

5.4.1.1, 5.4.2, 11.5, 14

Contract Administration

3.1.3, 4, 9.4, 9.5

Contract Award and Execution, Conditions Relating to

3.7.1, 3.10, 5.2, 6.1

Contract Documents, Copies Furnished and Use of

1.5.2, 2.3.6, 5.3

Contract Documents, Definition of 1.1.1

Contract Sum

2.2.2, 2.2.4, 3.7.4, 3.7.5, 3.8, 3.10.2, 5.2.3, 7.3, 7.4,

9.1, 9.2, 9.4.2, 9.5.1.4, 9.6.7, 9.7, 10.3.2, 11.5, 12.1.2,

12.3, 14.2.4, 14.3.2, 15.1.4.2, 15.1.5, 15.2.5

Contract Sum, Definition of 9.1

Contract Time

1.1.4, 2.2.1, 2.2.2, 3.7.4, 3.7.5, 3.10.2, 5.2.3, 6.1.5,

7.2.1.3, 7.3.1, 7.3.5, 7.3.6, 7, 7, 7.3.10, 7.4, 8.1.1,

8.2.1, 8.2.3, 8.3.1, 9.5.1, 9.7, 10.3.2, 12.1.1, 12.1.2,

14.3.2, 15.1.4.2, 15.1.6.1, 15.2.5

Contract Time, Definition of

8.1.1

AIA Document A201 - 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 11:08:20 ET on 01/08/2024 under Oreder No.3104239901 which expires on 01/08/2025, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA contract Documents® Terms of service. To report copyright violations, e-mail docinfo@aiacontracts.com.		5
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CONTRACTOR

3

Contractor, Definition of 3.1, 6.1.2

Contractor’s Construction and Submittal Schedules

3.10, 3.12.1, 3.12.2, 4.2.3, 6.1.3, 15.1.6.2

Contractor’s Employees

2.2.4, 3.3.2, 3.4.3, 3.8.1, 3.9, 3.18.2, 4.2.3, 4.2.6,

10.2, 10.3, 11.3, 14.1, 14.2.1.1

Contractor’s Liability Insurance

11.1

Contractor’s Relationship with Separate Contractors and Owner’s Forces

3.12.5, 3.14.2, 4.2.4, 6, 11.3, 12.2.4

Contractor’s Relationship with Subcontractors

1.2.2, 2.2.4, 3.3.2, 3.18.1, 3.18.2, 4.2.4, 5, 9.6.2,

9.6.7, 9.10.2, 11.2, 11.3, 11.4

Contractor’s Relationship with the Architect

1.1.2, 1.5, 2.3.3, 3.1.3, 3.2.2, 3.2.3, 3.2.4, 3.3.1, 3.4.2,

3.5.1, 3.7.4, 3.10, 3.11, 3.12, 3.16, 3.18, 4.2, 5.2,

6.2.2, 7, 8.3.1, 9.2, 9.3, 9.4, 9.5, 9.7, 9.8, 9.9, 10.2.6,

10.3, 11.3, 12, 13.4, 15.1.3, 15.2.1

Contractor’s Representations

3.2.1, 3.2.2, 3.5, 3.12.6, 6.2.2, 8.2.1, 9.3.3, 9.8.2

Contractor’s Responsibility for Those Performing the Work

3.3.2, 3.18, 5.3, 6.1.3, 6.2, 9.5.1, 10.2.8

Contractor’s Review of Contract Documents 3.2

Contractor’s Right to Stop the Work 2.2.2, 9.7

Contractor’s Right to Terminate the Contract

14.1

Contractor’s Submittals

3.10, 3.11, 3.12, 4.2.7, 5.2.1, 5.2.3, 9.2, 9.3, 9.8.2,

9.8.3, 9.9.1, 9.10.2, 9.10.3

Contractor’s Superintendent

3.9, 10.2.6

Contractor’s Supervision and Construction Procedures

1.2.2, 3.3, 3.4, 3.12.10, 4.2.2, 4.2.7, 6.1.3, 6.2.4,

7.1.3, 7.3.4, 7.3.6, 8.2, 10, 12, 14, 15.1.4

Coordination and Correlation

1.2, 3.2.1, 3.3.1, 3.10, 3.12.6, 6.1.3, 6.2.1

Copies Furnished of Drawings and Specifications

1.5, 2.3.6, 3.11

Copyrights

1.5, 3.17

Correction of Work

2.5, 3.7.3, 9.4.2, 9.8.2, 9.8.3, 9.9.1, 12.1.2, 12.2, 12.3,

15.1.3.1, 15.1.3.2, 15.2.1

Correlation and Intent of the Contract Documents

1.2

Cost, Definition of 7.3.4

Costs

2.5, 3.2.4, 3.7.3, 3.8.2, 3.15.2, 5.4.2, 6.1.1, 6.2.3,

7.3.3.3, 7.3.4, 7.3.8, 7.3.9, 9.10.2, 10.3.2, 10.3.6,

11.2, 12.1.2, 12.2.1, 12.2.4, 13.4, 14

AIA Document A201 - 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 11:08:20 ET on 01/08/2024 under Oreder No.3104239901 which expires on 01/08/2025, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA contract Documents® Terms of service. To report copyright violations, e-mail docinfo@aiacontracts.com.		6
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Cutting and Patching

3.14, 6.2.5

Damage to Construction of Owner or Separate Contractors

3.14.2, 6.2.4, 10.2.1.2, 10.2.5, 10.4, 12.2.4

Damage to the Work

3.14.2, 9.9.1, 10.2.1.2, 10.2.5, 10.4, 12.2.4

Damages, Claims for

3.2.4, 3.18, 6.1.1, 8.3.3, 9.5.1, 9.6.7, 10.3.3, 11.3.2,

11.3, 14.2.4, 15.1.7

Damages for Delay

6.2.3, 8.3.3, 9.5.1.6, 9.7, 10.3.2, 14.3.2

Date of Commencement of the Work, Definition of 8.1.2

Date of Substantial Completion, Definition of 8.1.3

Day, Definition of 8.1.4

Decisions of the Architect

3.7.4, 4.2.6, 4.2.7, 4.2.11, 4.2.12, 4.2.13, 6.3, 7.3.4,

7.3.9, 8.1.3, 8.3.1, 9.2, 9.4, 9.5.1, 9.8.4, 9.9.1, 13.4.2,

14.2.2, 14.2.4, 15.1, 15.2

Decisions to Withhold Certification

9.4.1, 9.5, 9.7, 14.1.1.3

Defective or Nonconforming Work, Acceptance, Rejection and Correction of

2.5, 3.5, 4.2.6, 6.2.3, 9.5.1, 9.5.3, 9.6.6, 9.8.2, 9.9.3,

9.10.4, 12.2.1

Definitions

1.1, 2.1.1, 3.1.1, 3.5, 3.12.1, 3.12.2, 3.12.3, 4.1.1, 5.1,

6.1.2, 7.2.1, 7.3.1, 8.1, 9.1, 9.8.1, 15.1.1

Delays and Extensions of Time

3.2, 3.7.4, 5.2.3, 7.2.1, 7.3.1, 7.4, 8.3, 9.5.1, 9.7,

10.3.2, 10.4, 14.3.2, 15.1.6, 15.2.5

Digital Data Use and Transmission

1.7

Disputes

6.3, 7.3.9, 15.1, 15.2

Documents and Samples at the Site

3.11

Drawings, Definition of 1.1.5

Drawings and Specifications, Use and Ownership of

3.11

Effective Date of Insurance

8.2.2

Emergencies

10.4, 14.1.1.2, 15.1.5

Employees, Contractor’s

3.3.2, 3.4.3, 3.8.1, 3.9, 3.18.2, 4.2.3, 4.2.6, 10.2,

10.3.3, 11.3, 14.1, 14.2.1.1

Equipment, Labor, or Materials

1.1.3, 1.1.6, 3.4, 3.5, 3.8.2, 3.8.3, 3.12, 3.13, 3.15.1,

4.2.6, 4.2.7, 5.2.1, 6.2.1, 7.3.4, 9.3.2, 9.3.3, 9.5.1.3,

9.10.2, 10.2.1, 10.2.4, 14.2.1.1, 14.2.1.2

AIA Document A201 - 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 11:08:20 ET on 01/08/2024 under Oreder No.3104239901 which expires on 01/08/2025, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA contract Documents® Terms of service. To report copyright violations, e-mail docinfo@aiacontracts.com.		7
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Execution and Progress of the Work

1.1.3, 1.2.1, 1.2.2, 2.3.4, 2.3.6, 3.1, 3.3.1, 3.4.1, 3.7.1,

3.10.1, 3.12, 3.14, 4.2, 6.2.2, 7.1.3, 7.3.6, 8.2, 9.5.1,

9.9.1, 10.2, 10.3, 12.1, 12.2, 14.2, 14.3.1, 15.1.4

Extensions of Time

3.2.4, 3.7.4, 5.2.3, 7.2.1, 7.3, 7.4, 9.5.1, 9.7, 10.3.2,

10.4, 14.3, 15.1.6, 15.2.5

Failure of Payment

9.5.1.3, 9.7, 9.10.2, 13.5, 14.1.1.3, 14.2.1.2

Faulty Work

(See Defective or Nonconforming Work)

Final Completion and Final Payment

4.2.1, 4.2.9, 9.8.2, 9.10, 12.3, 14.2.4, 14.4.3

Financial Arrangements, Owner’s

2.2.1, 13.2.2, 14.1.1.4

GENERAL PROVISIONS

1

Governing Law

13.1

Guarantees (See Warranty)

Hazardous Materials and Substances

10.2.4, 10.3

Identification of Subcontractors and Suppliers

5.2.1

Indemnification

3.17, 3.18, 9.6.8, 9.10.2, 10.3.3, 11.3

Information and Services Required of the Owner

2.1.2, 2.2, 2.3, 3.2.2, 3.12.10.1, 6.1.3, 6.1.4, 6.2.5,

9.6.1, 9.9.2, 9.10.3, 10.3.3, 11.2, 13.4.1, 13.4.2,

14.1.1.4, 14.1.4, 15.1.4

Initial Decision

15.2

Initial Decision Maker, Definition of 1.1.8

Initial Decision Maker, Decisions

14.2.4, 15.1.4.2, 15.2.1, 15.2.2, 15.2.3, 15.2.4, 15.2.5

Initial Decision Maker, Extent of Authority

14.2.4, 15.1.4.2, 15.2.1, 15.2.2, 15.2.3, 15.2.4, 15.2.5

Injury or Damage to Person or Property

10.2.8, 10.4

Inspections

3.1.3, 3.3.3, 3.7.1, 4.2.2, 4.2.6, 4.2.9, 9.4.2, 9.8.3,

9.9.2, 9.10.1, 12.2.1, 13.4

Instructions to Bidders

1.1.1

Instructions to the Contractor

3.2.4, 3.3.1, 3.8.1, 5.2.1, 7, 8.2.2, 12, 13.4.2

AIA Document A201 - 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 11:08:20 ET on 01/08/2024 under Oreder No.3104239901 which expires on 01/08/2025, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA contract Documents® Terms of service. To report copyright violations, e-mail docinfo@aiacontracts.com.		8
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Instruments of Service, Definition of 1.1.7

Insurance

6.1.1, 7.3.4, 8.2.2, 9.3.2, 9.8.4, 9.9.1, 9.10.2, 10.2.5,

11

Insurance, Notice of Cancellation or Expiration

11.1.4, 11.2.3

Insurance, Contractor’s Liability

11.1

Insurance, Effective Date of

8.2.2, 14.4.2

Insurance, Owner’s Liability 11.2

Insurance, Property

10.2.5, 11.2, 11.4, 11.5

Insurance, Stored Materials

9.3.2

INSURANCE AND BONDS

11

Insurance Companies, Consent to Partial Occupancy

9.9.1

Insured loss, Adjustment and Settlement of

11.5

Intent of the Contract Documents

1.2.1, 4.2.7, 4.2.12, 4.2.13

Interest

13.5

Interpretation

1.1.8, 1.2.3, 1.4, 4.1.1, 5.1, 6.1.2, 15.1.1

Interpretations, Written

4.2.11, 4.2.12

Judgment on Final Award

15.4.2

Labor and Materials, Equipment

1.1.3, 1.1.6, 3.4, 3.5, 3.8.2, 3.8.3, 3.12, 3.13, 3.15.1,

5.2.1, 6.2.1, 7.3.4, 9.3.2, 9.3.3, 9.5.1.3, 9.10.2, 10.2.1,

10.2.4, 14.2.1.1, 14.2.1.2

Labor Disputes

8.3.1

Laws and Regulations

1.5, 2.3.2, 3.2.3, 3.2.4, 3.6, 3.7, 3.12.10, 3.13, 9.6.4,

9.9.1, 10.2.2, 13.1, 13.3.1, 13.4.2, 13.5, 14, 15.2.8,

15.4

Liens

2.1.2, 9.3.1, 9.3.3, 9.6.8, 9.10.2, 9.10.4, 15.2.8

Limitations, Statutes of

12.2.5, 15.1.2, 15.4.1.1

Limitations of Liability

3.2.2, 3.5, 3.12.10, 3.12.10.1, 3.17, 3.18.1, 4.2.6,

4.2.7, 6.2.2, 9.4.2, 9.6.4, 9.6.7, 9.6.8, 10.2.5, 10.3.3,

11.3, 12.2.5, 13.3.1

Limitations of Time

2.1.2, 2.2, 2.5, 3.2.2, 3.10, 3.11, 3.12.5, 3.15.1, 4.2.7,

5.2, 5.3, 5.4.1, 6.2.4, 7.3, 7.4, 8.2, 9.2, 9.3.1, 9.3.3,

9.4.1, 9.5, 9.6, 9.7, 9.8, 9.9, 9.10, 12.2, 13.4, 14, 15,

15.1.2, 15.1.3, 15.1.5

AIA Document A201 - 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 11:08:20 ET on 01/08/2024 under Oreder No.3104239901 which expires on 01/08/2025, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA contract Documents® Terms of service. To report copyright violations, e-mail docinfo@aiacontracts.com.		9
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Materials, Hazardous

10.2.4, 10.3

Materials, Labor, Equipment and

1.1.3, 1.1.6, 3.4.1, 3.5, 3.8.2, 3.8.3, 3.12, 3.13, 3.15.1,

5.2.1, 6.2.1, 7.3.4, 9.3.2, 9.3.3, 9.5.1.3, 9.10.2,

10.2.1.2, 10.2.4, 14.2.1.1, 14.2.1.2

Means, Methods, Techniques, Sequences and Procedures of Construction

3.3.1, 3.12.10, 4.2.2, 4.2.7, 9.4.2

Mechanic’s Lien

2.1.2, 9.3.1, 9.3.3, 9.6.8, 9.10.2, 9.10.4, 15.2.8

Mediation

8.3.1, 15.1.3.2, 15.2.1, 15.2.5, 15.2.6, 15.3, 15.4.1,

15.4.1.1

Minor Changes in the Work

1.1.1, 3.4.2, 3.12.8, 4.2.8, 7.1, 7.4

MISCELLANEOUS PROVISIONS

13

Modifications, Definition of 1.1.1

Modifications to the Contract

1.1.1, 1.1.2, 2.5, 3.11, 4.1.2, 4.2.1, 5.2.3, 7, 8.3.1, 9.7,

10.3.2

Mutual Responsibility

6.2

Nonconforming Work, Acceptance of

9.6.6, 9.9.3, 12.3

Nonconforming Work, Rejection and Correction of

2.4, 2.5, 3.5, 4.2.6, 6.2.4, 9.5.1, 9.8.2, 9.9.3, 9.10.4,

12.2

Notice

1.6, 1.6.1, 1.6.2, 2.1.2, 2.2.2., 2.2.3, 2.2.4, 2.5, 3.2.4,

3.3.1, 3.7.4, 3.7.5, 3.9.2, 3.12.9, 3.12.10, 5.2.1, 7.4,

8.2.2 9.6.8, 9.7, 9.10.1, 10.2.8, 10.3.2, 11.5, 12.2.2.1,

13.4.1, 13.4.2, 14.1, 14.2.2, 14.4.2, 15.1.3, 15.1.5,

15.1.6, 15.4.1

Notice of Cancellation or Expiration of Insurance

11.1.4, 11.2.3

Notice of Claims

1.6.2, 2.1.2, 3.7.4, 9.6.8, 10.2.8, 15.1.3, 15.1.5,

15.1.6, 15.2.8, 15.3.2, 15.4.1

Notice of Testing and Inspections

13.4.1, 13.4.2

Observations, Contractor’s

3.2, 3.7.4

Occupancy

2.3.1, 9.6.6, 9.8

Orders, Written

1.1.1, 2.4, 3.9.2, 7, 8.2.2, 11.5, 12.1, 12.2.2.1, 13.4.2,

14.3.1

AIA Document A201 - 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 11:08:20 ET on 01/08/2024 under Oreder No.3104239901 which expires on 01/08/2025, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA contract Documents® Terms of service. To report copyright violations, e-mail docinfo@aiacontracts.com.		10
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OWNER

2

Owner, Definition of

2.1.1

Owner, Evidence of Financial Arrangements

2.2, 13.2.2, 14.1.1.4

Owner, Information and Services Required of the

2.1.2, 2.2, 2.3, 3.2.2, 3.12.10, 6.1.3, 6.1.4, 6.2.5,

9.3.2, 9.6.1, 9.6.4, 9.9.2, 9.10.3, 10.3.3, 11.2, 13.4.1,

13.4.2, 14.1.1.4, 14.1.4, 15.1.4

Owner’s Authority

1.5, 2.1.1, 2.3.32.4, 2.5, 3.4.2, 3.8.1, 3.12.10, 3.14.2,

4.1.2, 4.2.4, 4.2.9, 5.2.1, 5.2.4, 5.4.1, 6.1, 6.3, 7.2.1,

7.3.1, 8.2.2, 8.3.1, 9.3.2, 9.5.1, 9.6.4, 9.9.1, 9.10.2,

10.3.2, 11.4, 11.5, 12.2.2, 12.3, 13.2.2, 14.3, 14.4,

15.2.7

Owner’s Insurance

11.2

Owner’s Relationship with Subcontractors 1.1.2, 5.2, 5.3, 5.4, 9.6.4, 9.10.2, 14.2.2

Owner’s Right to Carry Out the Work

2.5, 14.2.2

Owner’s Right to Clean Up

6.3

Owner’s Right to Perform Construction and to

Award Separate Contracts

6.1

Owner’s Right to Stop the Work

2.4

Owner’s Right to Suspend the Work

14.3

Owner’s Right to Terminate the Contract

14.2, 14.4

Ownership and Use of Drawings, Specifications and Other Instruments of Service

1.1.1, 1.1.6, 1.1.7, 1.5, 2.3.6, 3.2.2, 3.11, 3.17, 4.2.12,

5.3

Partial Occupancy or Use

9.6.6, 9.9

Patching, Cutting and

3.14, 6.2.5

Patents 3.17

Payment, Applications for

4.2.5, 7.3.9, 9.2, 9.3, 9.4, 9.5, 9.6.3, 9.7, 9.8.5, 9.10.1,

14.2.3, 14.2.4, 14.4.3

Payment, Certificates for

4.2.5, 4.2.9, 9.3.3, 9.4, 9.5, 9.6.1, 9.6.6, 9.7, 9.10.1,

9.10.3, 14.1.1.3, 14.2.4

AIA Document A201 - 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 11:08:20 ET on 01/08/2024 under Oreder No.3104239901 which expires on 01/08/2025, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA contract Documents® Terms of service. To report copyright violations, e-mail docinfo@aiacontracts.com.		11
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Payment, Failure of

9.5.1.3, 9.7, 9.10.2, 13.5, 14.1.1.3, 14.2.1.2

Payment, Final

4.2.1, 4.2.9, 9.10, 12.3, 14.2.4, 14.4.3

Payment Bond, Performance Bond and

7.3.4.4, 9.6.7, 9.10.3, 11.1.2

Payments, Progress

9.3, 9.6, 9.8.5, 9.10.3, 14.2.3, 15.1.4

PAYMENTS AND COMPLETION

9

Payments to Subcontractors

5.4.2, 9.5.1.3, 9.6.2, 9.6.3, 9.6.4, 9.6.7, 14.2.1.2

PCB 10.3.1

Performance Bond and Payment Bond

7.3.4.4, 9.6.7, 9.10.3, 11.1.2

Permits, Fees, Notices and Compliance with Laws

2.3.1, 3.7, 3.13, 7.3.4.4, 10.2.2

PERSONS AND PROPERTY, PROTECTION OF

10

Polychlorinated Biphenyl

10.3.1

Product Data, Definition of 3.12.2

Product Data and Samples, Shop Drawings

3.11, 3.12, 4.2.7

Progress and Completion

4.2.2, 8.2, 9.8, 9.9.1, 14.1.4, 15.1.4

Progress Payments

9.3, 9.6, 9.8.5, 9.10.3, 14.2.3, 15.1.4

Project, Definition of

1.1.4

Project Representatives

4.2.10

Property Insurance

10.2.5, 11.2

Proposal Requirements

1.1.1

AIA Document A201 - 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 11:08:20 ET on 01/08/2024 under Oreder No.3104239901 which expires on 01/08/2025, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA contract Documents® Terms of service. To report copyright violations, e-mail docinfo@aiacontracts.com.		12
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PROTECTION OF PERSONS AND PROPERTY

10

Regulations and Laws

1.5, 2.3.2, 3.2.3, 3.6, 3.7, 3.12.10, 3.13, 9.6.4, 9.9.1,

10.2.2, 13.1, 13.3, 13.4.1, 13.4.2, 13.5, 14, 15.2.8,

15.4

Rejection of Work

4.2.6, 12.2.1

Releases and Waivers of Liens

9.3.1, 9.10.2

Representations

3.2.1, 3.5, 3.12.6, 8.2.1, 9.3.3, 9.4.2, 9.5.1, 9.10.1

Representatives

2.1.1, 3.1.1, 3.9, 4.1.1, 4.2.10, 13.2.1

Responsibility for Those Performing the Work

3.3.2, 3.18, 4.2.2, 4.2.3, 5.3, 6.1.3, 6.2, 6.3, 9.5.1, 10

Retainage

9.3.1, 9.6.2, 9.8.5, 9.9.1, 9.10.2, 9.10.3

Review of Contract Documents and Field Conditions by Contractor

3.2, 3.12.7, 6.1.3

Review of Contractor’s Submittals by Owner and Architect

3.10.1, 3.10.2, 3.11, 3.12, 4.2, 5.2, 6.1.3, 9.2, 9.8.2

Review of Shop Drawings, Product Data and Samples by Contractor

3.12

Rights and Remedies

1.1.2, 2.4, 2.5, 3.5, 3.7.4, 3.15.2, 4.2.6, 5.3, 5.4, 6.1,

6.3, 7.3.1, 8.3, 9.5.1, 9.7, 10.2.5, 10.3, 12.2.1, 12.2.2,

12.2.4, 13.3, 14, 15.4

Royalties, Patents and Copyrights

3.17

Rules and Notices for Arbitration

15.4.1

Safety of Persons and Property

10.2, 10.4

Safety Precautions and Programs

3.3.1, 4.2.2, 4.2.7, 5.3, 10.1, 10.2, 10.4

Samples, Definition of

3.12.3

Samples, Shop Drawings, Product Data and

3.11, 3.12, 4.2.7

Samples at the Site, Documents and

3.11

Schedule of Values

9.2, 9.3.1

Schedules, Construction

3.10, 3.12.1, 3.12.2, 6.1.3, 15.1.6.2

Separate Contracts and Contractors

1.1.4, 3.12.5, 3.14.2, 4.2.4, 4.2.7, 6, 8.3.1, 12.1.2

AIA Document A201 - 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 11:08:20 ET on 01/08/2024 under Oreder No.3104239901 which expires on 01/08/2025, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA contract Documents® Terms of service. To report copyright violations, e-mail docinfo@aiacontracts.com.		13
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Separate Contractors, Definition of 6.1.1

Shop Drawings, Definition of 3.12.1

Shop Drawings, Product Data and Samples

3.11, 3.12, 4.2.7

Site, Use of 3.13, 6.1.1, 6.2.1

Site Inspections

3.2.2, 3.3.3, 3.7.1, 3.7.4, 4.2, 9.9.2, 9.4.2, 9.10.1, 13.4

Site Visits, Architect’s

3.7.4, 4.2.2, 4.2.9, 9.4.2, 9.5.1, 9.9.2, 9.10.1, 13.4

Special Inspections and Testing 4.2.6, 12.2.1, 13.4

Specifications, Definition of 1.1.6

Specifications

1.1.1, 1.1.6, 1.2.2, 1.5, 3.12.10, 3.17, 4.2.14

Statute of Limitations 15.1.2, 15.4.1.1

Stopping the Work 2.2.2, 2.4, 9.7, 10.3, 14.1

Stored Materials

6.2.1, 9.3.2, 10.2.1.2, 10.2.4

Subcontractor, Definition of

5.1.1

SUBCONTRACTORS

5

Subcontractors, Work by

1.2.2, 3.3.2, 3.12.1, 3.18, 4.2.3, 5.2.3, 5.3, 5.4,

9.3.1.2, 9.6.7

Subcontractual Relations

5.3, 5.4, 9.3.1.2, 9.6, 9.10, 10.2.1, 14.1, 14.2.1

Submittals

3.10, 3.11, 3.12, 4.2.7, 5.2.1, 5.2.3, 7.3.4, 9.2, 9.3,

9.8, 9.9.1, 9.10.2, 9.10.3

Submittal Schedule 3.10.2, 3.12.5, 4.2.7

Subrogation, Waivers of

6.1.1, 11.3

Substances, Hazardous

10.3

Substantial Completion

4.2.9, 8.1.1, 8.1.3, 8.2.3, 9.4.2, 9.8, 9.9.1, 9.10.3,

12.2, 15.1.2

Substantial Completion, Definition of 9.8.1

Substitution of Subcontractors 5.2.3, 5.2.4

Substitution of Architect

2.3.3

Substitutions of Materials

3.4.2, 3.5, 7.3.8

AIA Document A201 - 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 11:08:20 ET on 01/08/2024 under Oreder No.3104239901 which expires on 01/08/2025, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA contract Documents® Terms of service. To report copyright violations, e-mail docinfo@aiacontracts.com.		14
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Sub-subcontractor, Definition of

5.1.2

Subsurface Conditions

3.7.4

Successors and Assigns

13.2

Superintendent

3.9, 10.2.6

Supervision and Construction Procedures

1.2.2, 3.3, 3.4, 3.12.10, 4.2.2, 4.2.7, 6.1.3, 6.2.4,

7.1.3, 7.3.4, 8.2, 8.3.1, 9.4.2, 10, 12, 14, 15.1.4

Suppliers

1.5, 3.12.1, 4.2.4, 4.2.6, 5.2.1, 9.3, 9.4.2, 9.5.4, 9.6,

9.10.5, 14.2.1

Surety

5.4.1.2, 9.6.8, 9.8.5, 9.10.2, 9.10.3, 11.1.2, 14.2.2,

15.2.7

Surety, Consent of

9.8.5, 9.10.2, 9.10.3

Surveys

1.1.7, 2.3.4

Suspension by the Owner for Convenience

14.3

Suspension of the Work

3.7.5, 5.4.2, 14.3

Suspension or Termination of the Contract

5.4.1.1, 14

Taxes

3.6, 3.8.2.1, 7.3.4.4

Termination by the Contractor

14.1, 15.1.7

Termination by the Owner for Cause

5.4.1.1, 14.2, 15.1.7

Termination by the Owner for Convenience

14.4

Termination of the Architect

2.3.3

Termination of the Contractor Employment

14.2.2

TERMINATION OR SUSPENSION OF THE CONTRACT

14

Tests and Inspections

3.1.3, 3.3.3, 3.7.1, 4.2.2, 4.2.6, 4.2.9, 9.4.2, 9.8.3,

9.9.2, 9.10.1, 10.3.2, 12.2.1, 13.4

TIME

8

Time, Delays and Extensions of

3.2.4, 3.7.4, 5.2.3, 7.2.1, 7.3.1, 7.4, 8.3, 9.5.1, 9.7,

10.3.2, 10.4, 14.3.2, 15.1.6, 15.2.5

AIA Document A201 - 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 11:08:20 ET on 01/08/2024 under Oreder No.3104239901 which expires on 01/08/2025, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA contract Documents® Terms of service. To report copyright violations, e-mail docinfo@aiacontracts.com.		15
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Time Limits

2.1.2, 2.2, 2.5, 3.2.2, 3.10, 3.11, 3.12.5, 3.15.1, 4.2,

5.2, 5.3, 5.4, 6.2.4, 7.3, 7.4, 8.2, 9.2, 9.3.1, 9.3.3,

9.4.1, 9.5, 9.6, 9.7, 9.8, 9.9, 9.10, 12.2, 13.4, 14,

15.1.2, 15.1.3, 15.4

Time Limits on Claims

3.7.4, 10.2.8, 15.1.2, 15.1.3

Title to Work 9.3.2, 9.3.3

UNCOVERING AND CORRECTION OF WORK

12

Uncovering of Work

12.1

Unforeseen Conditions, Concealed or Unknown

3.7.4, 8.3.1, 10.3

Unit Prices 7.3.3.2, 9.1.2

Use of Documents

1.1.1, 1.5, 2.3.6, 3.12.6, 5.3

Use of Site

3.13, 6.1.1, 6.2.1

Values, Schedule of

9.2, 9.3.1

Waiver of Claims by the Architect

13.3.2

Waiver of Claims by the Contractor

9.10.5, 13.3.2, 15.1.7

Waiver of Claims by the Owner

9.9.3, 9.10.3, 9.10.4, 12.2.2.1, 13.3.2, 14.2.4, 15.1.7

Waiver of Consequential Damages

14.2.4, 15.1.7

Waiver of Liens

9.3, 9.10.2, 9.10.4

Waivers of Subrogation

6.1.1, 11.3

Warranty

3.5, 4.2.9, 9.3.3, 9.8.4, 9.9.1, 9.10.2, 9.10.4, 12.2.2,

15.1.2

Weather Delays

8.3, 15.1.6.2

Work, Definition of 1.1.3

Written Consent

1.5.2, 3.4.2, 3.7.4, 3.12.8, 3.14.2, 4.1.2, 9.3.2, 9.10.3,

13.2, 13.3.2, 15.4.4.2

Written Interpretations

4.2.11, 4.2.12

Written Orders

1.1.1, 2.4, 3.9, 7, 8.2.2, 12.1, 12.2, 13.4.2, 14.3.1

AIA Document A201 - 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 11:08:20 ET on 01/08/2024 under Oreder No.3104239901 which expires on 01/08/2025, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA contract Documents® Terms of service. To report copyright violations, e-mail docinfo@aiacontracts.com.		16
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ARTICLE 1 GENERAL PROVISIONS

§ 1.1 Basic Definitions

§ 1.1.1 The Contract Documents

These General Conditions of the Contract for Construction (AIA® Document A201® – 2017) set forth herein, together with any Modifications issued after execution of this Contract, between Owner (as defined on the cover page) and Contractor (as defined on the cover page), are part of the “Contract Documents” as defined in that certain Standard Form of Agreement Between Owner and Contractor (AIA Document A101™–2017). A Modification is (1) a written amendment to the Contract Documents signed by Owner and Contractor or (2) a Change Order. Unless specifically enumerated in the Agreement, the Contract Documents do not include the advertisement or invitation to bid, Instructions to Bidders, sample forms, other information furnished by the Owner in anticipation of receiving bids or proposals, the Contractor’s bid or proposal, or portions of Addenda relating to bidding or proposal requirements. Owner and Contractor are herein after referred to collectively as the “Parties” and each individually a “Party”

§ 1.1.2 The Contract

The Contract Documents form the Contract for Construction. The Contract represents the entire and integrated agreement between the Parties and supersedes prior negotiations, representations, or agreements, either written or oral. The Contract may be amended or modified only by a Modification. The Contract Documents shall not be construed to create a contractual relationship of any kind (1) between the Contractor and the Architect or the Architect’s consultants, (2) between the Owner and a Subcontractor or a Sub-subcontractor, (3) between the Owner and the Architect or the Architect’s consultants, or (4) between any persons or entities other than the Owner and the Contractor.

§ 1.1.3 The Work

The term “Work” means the construction and services required by the Contract Documents, whether completed or partially completed, and includes all other labor, materials, equipment, and services provided or to be provided by the Contractor to fulfill the Contractor’s obligations. The Work may constitute the whole or a part of the Project.

§ 1.1.4 The Project

The Project is the project described in Standard Form of Agreement Between Owner and Contractor (AIA Document A101™–2017).

§ 1.1.5 The Drawings

The Drawings are the graphic and pictorial portions of the Contract Documents showing the design, location and dimensions of the Work, generally including plans, elevations, sections, details, schedules, and diagrams.

§ 1.1.6 The Specifications

The Specifications are that portion of the Contract Documents consisting of the written requirements for materials, equipment, systems, standards and workmanship for the Work, and performance of related services.

§ 1.1.7 Instruments of Service

Instruments of Service are representations, in any medium of expression now known or later developed, of the tangible and intangible creative work performed by the Architect and the Architect’s consultants under their respective professional services agreements. Instruments of Service may include, without limitation, studies, surveys, models, sketches, drawings, specifications, and other similar materials.

§ 1.2 Correlation and Intent of the Contract Documents

§ 1.2.1 The intent of the Contract Documents is to include all items necessary for the proper execution and completion of the Work by the Contractor. The Contract Documents are complementary, and what is required by one shall be as binding as if required by all; performance by the Contractor shall be required only to the extent consistent with the Contract Documents and reasonably inferable from them as being necessary to produce the indicated results.

§ 1.2.1.1 The invalidity of any provision of the Contract Documents shall not invalidate the Contract or its remaining provisions. If it is determined that any provision of the Contract Documents violates any law, or is otherwise invalid or unenforceable, then that provision shall be revised to the extent necessary to make that provision legal and enforceable. In such case the Contract Documents shall be construed, to the fullest extent permitted by law, to give effect to the parties’ intentions and purposes in executing the Contract.

AIA Document A201 - 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 11:08:20 ET on 01/08/2024 under Oreder No.3104239901 which expires on 01/08/2025, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA contract Documents® Terms of service. To report copyright violations, e-mail docinfo@aiacontracts.com.		17
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§ 1.2.2 Organization of the Specifications into divisions, sections and articles, and arrangement of Drawings shall not control the Contractor in dividing the Work among Subcontractors or in establishing the extent of Work to be performed by any trade.

§ 1.2.3 Unless otherwise stated in the Contract Documents, words that have well-known technical or construction industry meanings are used in the Contract Documents in accordance with such recognized meanings.

§ 1.3 Capitalization

Terms capitalized in these General Conditions include those that are (1) specifically defined, (2) the titles of numbered articles, or (3) the titles of other documents published by the American Institute of Architects.

§ 1.4 Interpretation

In the interest of brevity the Contract Documents frequently omit modifying words such as “all” and “any” and articles such as “the” and “an,” but the fact that a modifier or an article is absent from one statement and appears in another is not intended to affect the interpretation of either statement.

§ 1.5 Ownership and Use of Drawings, Specifications, and Other Instruments of Service

§ 1.5.1 The Architect and the Architect’s consultants shall be deemed the authors and owners of their respective Instruments of Service, including the Drawings and Specifications, and retain all common law, statutory, and other reserved rights in their Instruments of Service, including copyrights. The Contractor, Subcontractors, Sub-subcontractors, and suppliers shall not own or claim a copyright in the Instruments of Service. Submittal or distribution to meet official regulatory requirements or for other purposes in connection with the Project is not to be construed as publication in derogation of the Architect’s or Architect’s consultants’ reserved rights.

§ 1.5.2 The Contractor, Subcontractors, Sub-subcontractors, and suppliers are authorized to use and reproduce the Instruments of Service provided to them, subject to any protocols established pursuant to Sections 1.7 and 1.8, solely and exclusively for execution of the Work. All copies made under this authorization shall bear the copyright notice, if any, shown on the Instruments of Service. The Contractor, Subcontractors, Sub-subcontractors, and suppliers may not use the Instruments of Service on other projects or for additions to the Project outside the scope of the Work without the specific written consent of the Owner, Architect, and the Architect’s consultants.

§ 1.6 Notice

§ 1.6.1 Except as otherwise provided in Section 1.6.2, where the Contract Documents require one Party to notify or give notice to the other Party, such notice shall be provided in writing to the designated representative of the Party to whom the notice is addressed and shall be deemed to have been duly served if delivered in person, by mail, by courier, or by electronic transmission if a method for electronic transmission is set forth in the Agreement.

§ 1.6.2 Notice of Claims as provided in Section 15.1.3 shall be provided in writing and shall be deemed to have been duly served only if delivered to the designated representative of the Party to whom the notice is addressed by certified or registered mail, or by courier providing proof of delivery.

§ 1.7 Intentionally Omitted

§ 1.8 Intentionally Omitted

ARTICLE 2 OWNER

§ 2.1 General

§ 2.1.1 The Owner is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The Owner shall designate in writing a representative who shall have express authority to bind the Owner with respect to all matters requiring the Owner’s approval or authorization. Except as otherwise provided in Section 4.2.1, the Architect does not have such authority. The term “Owner” means the Owner or the Owner’s authorized representative.

§ 2.1.2 The Owner shall furnish to the Contractor, within fifteen days after receipt of a written request, information necessary and relevant for the Contractor to evaluate, give notice of, or enforce mechanic’s lien rights. Such information shall include a correct statement of the record legal title to the property on which the Project is located, usually referred to as the site, and the Owner’s interest therein.

AIA Document A201 - 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 11:08:20 ET on 01/08/2024 under Oreder No.3104239901 which expires on 01/08/2025, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA contract Documents® Terms of service. To report copyright violations, e-mail docinfo@aiacontracts.com.		18
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§ 2.2 Evidence of the Owner’s Financial Arrangements

§ 2.2.1 Prior to commencement of the Work and upon written request by the Contractor, the Owner shall furnish to the Contractor reasonable evidence that the Owner has made financial arrangements to fulfill the Owner’s obligations under the Contract. The Contractor shall have no obligation to commence the Work until the Owner provides such evidence. If commencement of the Work is delayed under this Section 2.2.1, the Contract Time shall be extended appropriately.

§ 2.2.2 Following commencement of the Work and upon written request by the Contractor, the Owner shall furnish to the Contractor reasonable evidence that the Owner has made financial arrangements to fulfill the Owner’s obligations under the Contract only if (1) the Owner fails to make payments to the Contractor as the Contract Documents require; (2) the Contractor identifies in writing a reasonable concern regarding the Owner’s ability to make payment when due; or (3) a change in the Work materially changes the Contract Sum. If the Owner fails to provide such evidence, as required, within fourteen days of the Contractor’s request, the Contractor may immediately stop the Work and, in that event, shall notify the Owner that the Work has stopped. However, if the request is made because a change in the Work materially changes the Contract Sum under (3) above, the Contractor may immediately stop only that portion of the Work affected by the change until reasonable evidence is provided. If the Work is stopped under this Section 2.2.2, the Contract Time shall be extended appropriately and the Contract Sum shall be increased by the amount of the Contractor’s reasonable costs of shutdown, delay and start-up, plus interest as provided in the Contract Documents.

§ 2.2.3 After the Owner furnishes evidence of financial arrangements under this Section 2.2, the Owner shall not materially vary such financial arrangements without prior notice to the Contractor.

§ 2.2.4 Where the Owner has designated information furnished under this Section 2.2 as “confidential,” the Contractor shall keep the information confidential and shall not disclose it to any other person. However, the Contractor may disclose “confidential” information, after seven (7) days’ notice to the Owner, where disclosure is required by law, including a subpoena or other form of compulsory legal process issued by a court or governmental entity, or by court or arbitrator(s) order. The Contractor may also disclose “confidential” information to its employees, consultants, sureties, Subcontractors and their employees, Sub-subcontractors, and others who need to know the content of such information solely and exclusively for the Project and who agree to maintain the confidentiality of such information.

§ 2.3 Information and Services Required of the Owner

§ 2.3.1 Except for permits and fees that are the responsibility of the Contractor under the Contract Documents, including those required under Section 3.7.1, the Owner shall secure and pay for necessary approvals, easements, assessments and charges required for construction, use or occupancy of permanent structures or for permanent changes in existing facilities.

§ 2.3.2 The Owner shall retain an architect lawfully licensed to practice architecture, or an entity lawfully practicing architecture, in the jurisdiction where the Project is located. That person or entity is identified as the Architect in the Agreement and is referred to throughout the Contract Documents as if singular in number.

§ 2.3.3 If the employment of the Architect terminates, the Owner shall employ a successor to whom the Contractor has no reasonable objection and whose status under the Contract Documents shall be that of the Architect.

§ 2.3.4 The Owner shall furnish surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a legal description of the site. The Contractor shall be entitled to rely on the accuracy of information furnished by the Owner but shall exercise proper precautions relating to the safe performance of the Work.

§ 2.3.5 The Owner shall furnish information or services required of the Owner by the Contract Documents with reasonable promptness. The Owner shall also furnish any other information or services under the Owner’s control and relevant to the Contractor’s performance of the Work with reasonable promptness after receiving the Contractor’s written request for such information or services.

AIA Document A201 - 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 11:08:20 ET on 01/08/2024 under Oreder No.3104239901 which expires on 01/08/2025, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA contract Documents® Terms of service. To report copyright violations, e-mail docinfo@aiacontracts.com.		19
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§ 2.3.6 Unless otherwise provided in the Contract Documents, the Owner shall furnish to the Contractor one copy of the Contract Documents for purposes of making reproductions pursuant to Section 1.5.2.

§ 2.4 Owner’s Right to Stop the Work

If the Contractor fails to correct Work that is not in accordance with the requirements of the Contract Documents as required by Section 12.2 or repeatedly fails to carry out Work in accordance with the Contract Documents, the Owner may issue a written order to the Contractor to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the right of the Owner to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Contractor or any other person or entity, except to the extent required by Section 6.1.3.

§ 2.5 Owner’s Right to Carry Out the Work

If the Contractor defaults or neglects to carry out the Work in accordance with the Contract Documents and fails within a ten-day period after receipt of notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner may, without prejudice to other remedies the Owner may have, correct such default or neglect and the Owner may, pursuant to Section 9.5.1, withhold or nullify a Certificate for Payment in whole or in part, to the extent reasonably necessary to reimburse the Owner for the reasonable cost of correcting such deficiencies, including Owner’s expenses and compensation for additional services made necessary by such default, neglect, or failure. If current and future payments are not sufficient to cover such amounts, the Contractor shall pay the difference to the Owner. If the Contractor disagrees with the actions of the Owner, or the amounts claimed as costs to the Owner, the Contractor may file a Claim pursuant to Article 15.

ARTICLE 3 CONTRACTOR

§ 3.1 General

§ 3.1.1 The Contractor is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The Contractor shall be lawfully licensed, if required in the jurisdiction where the Project is located. The Contractor shall designate in writing a representative who shall have express authority to bind the Contractor with respect to all matters under this Contract. The term “Contractor” means the Contractor or the Contractor’s authorized representative.

§ 3.1.2 The Contractor shall perform the Work in accordance with the Contract Documents.

§ 3.1.3 The Contractor shall not be relieved of its obligations to perform the Work in accordance with the Contract Documents either by activities or duties of the Architect, or by tests, inspections or approvals required or performed by persons or entities other than the Contractor.

§ 3.2 Review of Contract Documents and Field Conditions by Contractor

§ 3.2.1 Execution of the Contract by the Contractor is a representation that the Contractor has visited the site, become generally familiar with local conditions under which the Work is to be performed, and correlated personal observations with requirements of the Contract Documents.

§ 3.2.2 Because the Contract Documents are complementary, the Contractor shall, before starting each portion of the Work, carefully study and compare the various Contract Documents relative to that portion of the Work, as well as the information furnished by the Owner pursuant to Section 2.3.4, shall take field measurements of any existing conditions related to that portion of the Work, and shall observe any conditions at the site affecting it. These obligations are for the purpose of facilitating coordination and construction by the Contractor and are not for the purpose of discovering errors, omissions, or inconsistencies in the Contract Documents; however, the Contractor shall promptly report to the Owner any errors, inconsistencies or omissions discovered by or made known to the Contractor as a request for information in such form as the Owner may require. It is recognized that the Contractor’s review is made in the Contractor’s capacity as a contractor and not as a licensed design professional, unless otherwise specifically provided in the Contract Documents.

§ 3.2.3 The Contractor is not required to ascertain that the Contract Documents are in accordance with applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities, but the Contractor shall promptly report to the Owner any nonconformity actually discovered by or made known to the Contractor as a request for information in such form as the Owner may reasonably require.

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§ 3.2.4 If the Contractor believes that additional cost or time is involved because of clarifications or instructions in response to the Contractor’s notices or requests for information pursuant to Sections 3.2.2 or 3.2.3, the Contractor shall submit Claims as provided in Article 15. If the Contractor fails to perform the obligations of Sections 3.2.2 or 3.2.3, the Contractor shall pay such costs and damages to the Owner, subject to Section 15.1.7, as would have been avoided if the Contractor had performed such obligations. If the Contractor performs those obligations, the Contractor shall not be liable to the Owner for damages resulting from errors, inconsistencies or omissions in the Contract Documents, for differences between field measurements or conditions and the Contract Documents, or for nonconformities of the Contract Documents to applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities.

§ 3.3 Supervision and Construction Procedures

§ 3.3.1 The Contractor shall supervise and direct the Work, using the Contractor’s best skill and attention. The Contractor shall be solely responsible for, and have control over, construction means, methods, techniques, sequences, and procedures, and for coordinating all portions of the Work under the Contract. If the Contract Documents give specific instructions concerning construction means, methods, techniques, sequences, or procedures, the Contractor shall evaluate the jobsite safety thereof and shall be solely responsible for the jobsite safety of such means, methods, techniques, sequences, or procedures. If the Contractor determines that such means, methods, techniques, sequences or procedures may not be safe, the Contractor shall give timely notice to the Owner, and shall propose alternative means, methods, techniques, sequences, or procedures.

§ 3.3.2 The Contractor shall be responsible to the Owner for acts and omissions of the Contractor’s employees, Subcontractors and their agents and employees, and other persons or entities performing portions of the Work for, or on behalf of, the Contractor or any of its Subcontractors.

§ 3.3.3 The Contractor shall be responsible for inspection of portions of Work already performed to determine that such portions are in proper condition to receive subsequent Work.

§ 3.4 Labor and Materials

§ 3.4.1 Unless otherwise provided in the Contract Documents, the Contractor shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for proper execution and completion of the Work, only to the extent they have been expressly provided in the Contract Documents.

§ 3.4.2 Except in the case of minor changes in the Work approved in accordance with Section 3.12.8 or ordered in accordance with Section 7.4, the Contractor may make substitutions only with the consent of the Owner, and in accordance with a Change Order or Construction Change Directive.

§ 3.4.3 The Contractor shall enforce strict discipline and good order among the Contractor’s employees and other persons carrying out the Work. The Contractor shall not permit employment of unfit persons or persons not properly skilled in tasks assigned to them.

§ 3.4.4 Procurement of Materials and Equipment

§ 3.4.4.1 Contractor Provided Materials and Equipment.

Except for the materials and equipment provided by the Owner, the Contractor shall be responsible for purchasing, transporting, unloading and storing all materials and equipment required for completion of the Work. The Contractor shall carry out the procurement according to, if applicable, the brand scope and standards as set out in Exhibits to the Contract. In case of any change, the Contractor shall obtain the Owner’s written consent before implement any change, not to be unreasonably withheld or delayed.

Before procurement of equipment and material, the Contractor shall submit to the Owner with the technical parameters, specifications and quantity of the equipment and materials, and samples and certificates of conformity issued by the manufacturer which the Owner deemed to be necessary. The Contractor shall only place orders after written approval from the Owner has been obtained.

The Contractor shall be responsible for the quality of materials and equipment purchased by the Contractor. Before the materials and equipment purchased by the Contractor are used in the Work, the Contractor shall inspect and test the purchased the materials and equipment based on the requirements set forth in the Contract Documents. Any equipment and material failing to pass the test shall not be used in the Work and the inspection or test expenses shall be borne by the Contractor and the Contractor shall promptly remove them from the site, repurchase materials and equipment that meet the requirements and bear the expenses arising therefrom without impact to the construction progress.

AIA Document A201 - 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 11:08:20 ET on 01/08/2024 under Oreder No.3104239901 which expires on 01/08/2025, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA contract Documents® Terms of service. To report copyright violations, e-mail docinfo@aiacontracts.com.		21
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If the brands of any equipment or materials are inconsistent with the requirements under the Contract, such equipment or materials can only be used in the Work upon the Owner’s approval. The increase and decrease of the Contract Sum therefrom shall be determined based on negotiation and consent of the Parties in writing.

§ 3.4.4.2 Owner Provided Materials and Equipment

The materials and equipment identified on the Exhibit - Owner Supplied Equipment and Materials (collectively “Owner Provided Equipment”), shall be provided by Owner in accordance with the schedules set forth therein. Any late delivery of Owner Provided Equipment, plans, specifications or approvals, or by inaccurate plans or specifications provided by Owner; or defects in the Owner Provided Equipment or the Owner Provided Equipment otherwise fails to conform with the requirements of the Contract Documents, to the extent such incident causes, in whole or in part, a delay in Contractor’s or its contractor or subcontractor’s performance of the Work or an increase in Contractor’s or its contractor or subcontractor’s costs, it shall constitute an “Owner-Caused Delay”, as such term is defined Standard Form of Agreement Between Owner and Contractor (AIA Document A101 ™–2017).

Owner shall give to Contractor reasonable notice of Owner Provided Equipment approaching their scheduled delivery dates in accordance with Exhibit - Owner Supplied Equipment and Materials and shall coordinate with Contractor when delivery will be made for the purpose of minimizing the impact on Contractor’s performance of the Work and limiting the need for storage of Owner Provided Equipment by Contractor to that necessary for the efficient performance of the Work. To the extent the deliveries occur during the regular work hours, Contractor is responsible for unloading and storing the Owner Provided Equipment in accordance with the specifications provided by Owner in advance or industry practice. Promptly upon Contractor’s receipt of any Owner Provided Equipment at the Project site Contractor shall (i) perform a visual inspection of such Owner Provided Equipment, and (ii) notify Owner and Owner’s representative of the receipt of each Owner Provided Equipment.

For clarity, Contractor is not responsible for the inspection, inventorying, documentation or installation or any other services with respect to any of the Owner Supplied Equipment Materials, except for the unloading and storage services described above or otherwise expressly set forth in the Contract Documents.

§ 3.5 Warranty

§ 3.5.1 The Contractor warrants to the Owner that materials and equipment furnished by Contractor under the Contract will be of good quality and new unless the Contract Documents require or permit otherwise. The Contractor further warrants that the Work will conform to the requirements of the Contract Documents and will be free from defects, except for those inherent in the quality of the Work the Contract Documents require or permit. Work, materials, or equipment not conforming to these requirements may be considered defective.. The Contractor’s warranty excludes remedy for damage or defect caused by abuse, alterations to the Work not executed by the Contractor, improper or insufficient maintenance, improper operation, or normal wear and tear and normal usage. If required by the Owner, the Contractor shall furnish reasonably satisfactory evidence as to the kind and quality of materials and equipment.

§ 3.5.2 All material, equipment, or other special warranties required by the Contract Documents shall be issued in the name of the Owner, or shall be transferable to the Owner, and shall commence in accordance with Section 9.8.4.

§ 3.6 Taxes

The Contractor shall pay sales, consumer, use and similar taxes for the Work provided by the Contractor that are legally enacted when bids are received or negotiations concluded, whether or not yet effective or merely scheduled to go into effect.

§ 3.7 Permits, Fees, Notices and Compliance with Laws

§ 3.7.1 Unless otherwise provided in the Contract Documents, the Contractor shall secure and pay for the building permit as well as for other permits, fees, licenses, and inspections by government agencies necessary for proper execution and completion of the Work that are customarily secured after execution of the Contract and legally required at the time bids are received or negotiations concluded.

AIA Document A201 - 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 11:08:20 ET on 01/08/2024 under Oreder No.3104239901 which expires on 01/08/2025, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA contract Documents® Terms of service. To report copyright violations, e-mail docinfo@aiacontracts.com.		22
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§ 3.7.2 The Contractor shall comply with and give notices required by applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities applicable to performance of the Work.

§ 3.7.3 If the Contractor performs Work knowing it to be contrary to applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities, the Contractor shall assume appropriate responsibility for such Work and shall bear the costs attributable to correction.

§ 3.7.4 Concealed or Unknown Conditions

If the Contractor encounters conditions at the site that are (1) subsurface or otherwise concealed physical conditions that differ materially from those indicated in the Contract Documents or (2) unknown physical conditions of an unusual nature that differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Contract Documents, the Contractor shall promptly provide notice to the Owner before conditions are disturbed and in no event later than 14 days after first observance of the conditions. The Owner will promptly investigate such conditions and, if the Owner determines that they differ materially and cause an increase or decrease in the Contractor’s cost of, or time required for, performance of any part of the Work, will recommend that an equitable adjustment be made in the Contract Sum or Contract Time, or both. If the Owner determines that the conditions at the site are not materially different from those indicated in the Contract Documents and that no change in the terms of the Contract is justified, the Owner shall promptly notify the Owner and Contractor, stating the reasons.

§ 3.7.5 If, in the course of the Work, the Contractor encounters human remains or recognizes the existence of burial markers, archaeological sites or wetlands not indicated in the Contract Documents, the Contractor shall immediately suspend any operations that would affect them and shall notify the Owner. Upon receipt of such notice, the Owner shall promptly take any action necessary to obtain governmental authorization required to resume the operations. The Contractor shall continue to suspend such operations until otherwise instructed by the Owner but shall continue with all other operations that do not affect those remains or features. Requests for adjustments in the Contract Sum and Contract Time arising from the existence of such remains or features may be made as provided in Article 15.

§ 3.8 Intentionally Omitted

§ 3.9 Superintendent

§ 3.9.1 The Contractor shall employ a competent superintendent and necessary assistants who shall be in attendance at the Project site during performance of the Work. The superintendent shall represent the Contractor, and communications given to the superintendent shall be as binding as if given to the Contractor.

§ 3.9.2 The Contractor, as soon as practicable after award of the Contract, shall notify the Owner of the name and qualifications of a proposed superintendent. Within 14 days of receipt of the information, the Owner may notify the Contractor, stating whether the Owner has reasonable objection to the proposed superintendent or requires additional time for review. Failure of the Owner to provide notice within the 14-day period shall constitute notice of no reasonable objection.

§ 3.9.3 The Contractor shall not employ a proposed superintendent to whom the Owner has made reasonable and timely objection. The Contractor shall not change the superintendent without the Owner’s consent, which shall not unreasonably be withheld or delayed.

§ 3.10 Contractor’s Construction and Submittal Schedules

§ 3.10.1 The Contractor, promptly after being awarded the Contract, shall submit for the Owner’s information a Contractor’s construction schedule for the Work. The schedule shall contain detail appropriate for the Project, including (1) the date of commencement of the Work, interim schedule milestone dates, and the date of Substantial Completion; (2) an apportionment of the Work by construction activity; and (3) the time required for completion of each portion of the Work. The schedule shall provide for the orderly progression of the Work to completion and shall not exceed time limits current under the Contract Documents. The schedule shall be revised at appropriate intervals as required by the conditions of the Work and Project.

§ 3.10.2 The Contractor, promptly after being awarded the Contract and thereafter as necessary to maintain a current submittal schedule, shall submit a submittal schedule for the Owner’s approval. The Owner’s approval shall not be unreasonably delayed or withheld. The submittal schedule shall (1) be coordinated with the Contractor’s construction schedule, and (2) allow the Owner reasonable time to review submittals. If the Contractor fails to submit a submittal schedule, or fails to provide submittals in accordance with the approved submittal schedule, the Contractor shall not be entitled to any increase in Contract Sum or extension of Contract Time based on the time required for review of submittals.

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§ 3.10.3 The Contractor shall perform the Work in general accordance with the most recent schedules submitted to the Owner.

§ 3.11 Documents and Samples at the Site

The Contractor shall make available, at the Project site, the Contract Documents, including Change Orders, Construction Change Directives, and other Modifications, in good order and marked currently to indicate field changes and selections made during construction, and the approved Shop Drawings, Product Data, Samples, and similar required submittals. These shall be in electronic form or paper copy, available to the Owner, and delivered to the Owner for submittal upon completion of the Work as a record of the Work as constructed.

§ 3.12 Shop Drawings, Product Data and Samples

§ 3.12.1 Shop Drawings are drawings, diagrams, schedules, and other data specially prepared for the Work by the Contractor or a Subcontractor, Sub-subcontractor, manufacturer, supplier, or distributor to illustrate some portion of the Work.

§ 3.12.2 Product Data are illustrations, standard schedules, performance charts, instructions, brochures, diagrams, and other information furnished by the Contractor to illustrate materials or equipment for some portion of the Work.

§ 3.12.3 Samples are physical examples that illustrate materials, equipment, or workmanship, and establish standards by which the Work will be judged.

§ 3.12.4 Shop Drawings, Product Data, Samples, and similar submittals are not Contract Documents. Their purpose is to demonstrate how the Contractor proposes to conform to the information given and the design concept expressed in the Contract Documents for those portions of the Work for which the Contract Documents require submittals. Review by the Architect is subject to the limitations of Section 4.2.7. Informational submittals upon which the Architect is not expected to take responsive action may be so identified in the Contract Documents. Submittals that are not required by the Contract Documents may be returned by the Architect without action.

§ 3.12.5 The Contractor shall review for compliance with the Contract Documents, approve, and submit to the Architect, Shop Drawings, Product Data, Samples, and similar submittals required by the Contract Documents, in accordance with the submittal schedule approved by the Architect or, in the absence of an approved submittal schedule, with reasonable promptness and in such sequence as to cause no delay in the Work or in the activities of the Owner or of Separate Contractors.

§ 3.12.6 By submitting Shop Drawings, Product Data, Samples, and similar submittals, the Contractor represents to the Owner that the Contractor has (1) reviewed and approved them, (2) determined and verified materials, field measurements and field construction criteria related thereto, or will do so, and (3) checked and coordinated the information contained within such submittals with the requirements of the Work and of the Contract Documents.

§ 3.12.7 The Contractor shall perform no portion of the Work for which the Contract Documents require submittal and review of Shop Drawings, Product Data, Samples, or similar submittals, until the respective submittal has been approved by the Architect.

§ 3.12.8 The Work shall be in accordance with approved submittals except that the Contractor shall not be relieved of responsibility for deviations from the requirements of the Contract Documents by the Owner’s approval of Shop Drawings, Product Data, Samples, or similar submittals, unless the Contractor has specifically notified the Owner of such deviation at the time of submittal and (1) the Owner has given written approval to the specific deviation as a minor change in the Work, or (2) a Change Order or Construction Change Directive has been issued authorizing the deviation. The Contractor shall not be relieved of responsibility for errors or omissions in Shop Drawings, Product Data, Samples, or similar submittals, by the Owner’s approval thereof.

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§ 3.12.9 The Contractor shall direct specific attention, in writing or on resubmitted Shop Drawings, Product Data, Samples, or similar submittals, to revisions other than those requested by the Owner on previous submittals. In the absence of such notice, the Owner’s approval of a resubmission shall not apply to such revisions.

§ 3.12.10 The Contractor shall not be required to provide professional services that constitute the practice of architecture or engineering unless such services are specifically required by the Contract Documents for a portion of the Work or unless the Contractor needs to provide such services in order to carry out the Contractor’s responsibilities for construction means, methods, techniques, sequences, and procedures. The Contractor shall not be required to provide professional services in violation of applicable law.

§ 3.12.10.1 If professional design services or certifications by a design professional related to systems, materials, or equipment are specifically required of the Contractor by the Contract Documents, the Owner will specify all performance and design criteria that such services must satisfy. The Contractor shall be entitled to rely upon the adequacy and accuracy of the performance and design criteria provided in the Contract Documents. The Contractor shall cause such services or certifications to be provided by an appropriately licensed design professional, whose signature and seal shall appear on all drawings, calculations, specifications, certifications, Shop Drawings, and other submittals prepared by such professional. Shop Drawings, and other submittals related to the Work, designed or certified by such professional, if prepared by others, shall bear such professional’s written approval when submitted to the Architect. The Owner shall be entitled to rely upon the adequacy and accuracy of the services, certifications, and approvals performed or provided by such design professionals, provided the Owner have specified to the Contractor the performance and design criteria that such services must satisfy. Pursuant to this Section 3.12.10, the Owner will review and approve or take other appropriate action on submittals only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents.

§ 3.12.10.2 If the Contract Documents require the Contractor’s design professional to certify that the Work has been performed in accordance with the design criteria, the Contractor shall furnish such certifications to the Owner at the time and in the form specified by the Owner.

§ 3.13 Use of Site

The Contractor shall confine operations at the site to areas permitted by applicable laws, statutes, ordinances, codes, rules and regulations, lawful orders of public authorities, and the Contract Documents and shall not unreasonably encumber the site with materials or equipment.

The Contractor shall connect temporary water and electricity from the connection points designated by the Owner to the site. The connection points shall be provided by the Owner, and the connection expenses shall be borne by the Contractor. The Contractor shall at its own cost provide any apparatus necessary for the Contractor’s use of the water, electricity or other resources provided by the Owner and for measuring the quantities consumed.

The Contractor shall provide the Owner and on-site construction worker with trailers, toilets, water points, trash cans and other necessary facilities as required in connection with execution of the Work, but not otherwise.

The Contractor shall be responsible for providing and maintaining all lights, boards, fences and warning signals at its own expenses at the time and place required, under the requirements of applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities, and shall be responsible for security and the protection of the Work and provision of safety and convenience for the public.

The Contractor shall keep the site and the Work clean and ensure that the site is in a state of safety and orderly management to the satisfaction of the Owner. During the construction period, the Contractor shall remove all remaining materials and garbage out of the site on daily basis. Upon Substantial Completion, the Contractor needs to remove all of its equipment out of the site, and the expenses have been covered in the Contract Sum.

§ 3.14 Cutting and Patching

§ 3.14.1 The Contractor shall be responsible for cutting, fitting, or patching required to complete the Work or to make its parts fit together properly. All areas requiring cutting, fitting, or patching shall be restored to the condition existing prior to the cutting, fitting, or patching, unless otherwise required by the Contract Documents.

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§ 3.14.2 The Contractor shall not damage or endanger a portion of the Work or fully or partially completed construction of the Owner or Separate Contractors by cutting, patching, or otherwise altering such construction, or by excavation. The Contractor shall not cut or otherwise alter construction by the Owner or a Separate Contractor except with written consent of the Owner and of the Separate Contractor. Consent shall not be unreasonably withheld. The Contractor shall not unreasonably withhold, from the Owner or a Separate Contractor, its consent to cutting or otherwise altering the Work.

§ 3.15 Cleaning Up

§ 3.15.1 The Contractor shall keep the premises and surrounding area free from accumulation of waste materials and rubbish caused by operations under the Contract. At completion of the Work, the Contractor shall remove waste materials, rubbish, the Contractor’s tools, construction equipment, machinery, and surplus materials from and about the Project.

§ 3.15.2 If the Contractor fails to clean up as provided in the Contract Documents, the Owner may do so and the Owner shall be entitled to reimbursement from the Contractor.

§ 3.16 Access to Work

The Contractor shall provide the Owner and Architect with access to the Work in preparation and progress wherever located.

§ 3.17 Royalties, Patents and Copyrights

The Contractor shall pay all royalties and license fees. The Contractor shall defend suits or claims for infringement of copyrights and patent rights and shall hold the Owner and Architect harmless from loss on account thereof, but shall not be responsible for defense or loss when a particular design, process, or product of a particular manufacturer or manufacturers is required by the Contract Documents, or where the copyright violations are contained in Drawings, Specifications, or other documents prepared by the Owner or Architect. However, if an infringement of a copyright or patent is discovered by, or made known to, the Contractor, the Contractor shall be responsible for the loss unless the information is promptly furnished to the Architect.

§ 3.18 Indemnification

§ 3.18.1 To the fullest extent permitted by law, the Contractor shall indemnify and hold harmless the Owner from and against claims, damages, losses, and expenses, including but not limited to attorneys’ fees, arising out of or resulting from performance of the Work, provided that such claim, damage, loss, or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself), but only to the extent caused by the negligent acts or omissions of the Contractor, a Subcontractor, anyone directly or indirectly employed by them, or anyone for whose acts they may be liable, regardless of whether or not such claim, damage, loss, or expense is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity that would otherwise exist as to a party or person described in this Section 3.18.

§ 3.18.2 In claims against any person or entity indemnified under this Section 3.18 by an employee of the Contractor, a Subcontractor, anyone directly or indirectly employed by them, or anyone for whose acts they may be liable, the indemnification obligation under Section 3.18.1 shall not be limited by a limitation on amount or type of damages, compensation, or benefits payable by or for the Contractor or a Subcontractor under workers’ compensation acts, disability benefit acts, or other employee benefit acts.

ARTICLE 4 ARCHITECT

§ 4.1 General

§ 4.1.1 The Architect is the person or entity retained by the Owner pursuant to Section 2.3.2 and identified as such in the Agreement.

§ 4.1.2 Duties, responsibilities, and limitations of authority of the Architect as set forth in the Contract Documents shall not be restricted, modified, or extended without written consent of the Owner, Contractor, and Architect. Consent shall not be unreasonably withheld.

§ 4.2 Architect’s Limited Role During Construction

AIA Document A201 - 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 11:08:20 ET on 01/08/2024 under Oreder No.3104239901 which expires on 01/08/2025, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA contract Documents® Terms of service. To report copyright violations, e-mail docinfo@aiacontracts.com.		26
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§ 4.2.1 The Architect will review and respond to requests for information about the Contract Documents. The Architect’s response to such requests will be made in writing within any time limits agreed upon or otherwise with reasonable promptness. If appropriate, the Architect will prepare and issue supplemental Drawings and Specifications in response to the requests for information.

ARTICLE 5 SUBCONTRACTORS

§ 5.1 Definitions

§ 5.1.1 A Subcontractor is a person or entity who has a direct contract with the Contractor to perform a portion of the Work at the site. The term “Subcontractor” is referred to throughout the Contract Documents as if singular in number and means a Subcontractor or an authorized representative of the Subcontractor. The term “Subcontractor” does not include a Separate Contractor or the subcontractors of a Separate Contractor.

§ 5.1.2 A Sub-subcontractor is a person or entity who has a direct or indirect contract with a Subcontractor to perform a portion of the Work at the site. The term “Sub-subcontractor” is referred to throughout the Contract Documents as if singular in number and means a Sub-subcontractor or an authorized representative of the Sub-subcontractor.

§ 5.2 Award of Subcontracts and other Contracts for Portions of the Work

§ 5.2.1 Unless otherwise stated in the Contract Documents, the Contractor, as soon as practicable after award of the Contract, shall notify the Owner of the persons or entities proposed for each principal portion of the Work, including those who are to furnish materials or equipment fabricated to a special design. Within 14 days of receipt of the information, the Owner may notify the Contractor whether the Owner (1) has reasonable objection to any such proposed person or entity or (2) requires additional time for review. Failure of the Owner to provide notice within the 14-day period shall constitute notice of no reasonable objection.

§ 5.2.2 The Contractor shall not contract with a proposed person or entity to whom the Owner has made reasonable and timely objection. The Contractor shall not be required to contract with anyone to whom the Contractor has made reasonable objection.

§ 5.2.3 If the Owner has reasonable objection to a person or entity proposed by the Contractor, the Contractor shall propose another to whom the Owner has no reasonable objection. If the proposed but rejected Subcontractor was reasonably capable of performing the Work, the Contract Sum and Contract Time shall be increased or decreased by the difference, if any, occasioned by such change, and an appropriate Change Order shall be issued before commencement of the substitute Subcontractor’s Work. However, no increase in the Contract Sum or Contract Time shall be allowed for such change unless the Contractor has acted promptly and responsively in submitting names as required.

§ 5.2.4 The Contractor shall not substitute a Subcontractor, person, or entity for one previously selected if the Owner makes reasonable objection to such substitution.

§ 5.3 Subcontractual Relations

By appropriate written agreement, the Contractor shall require each Subcontractor, to the extent of the Work to be performed by the Subcontractor, to be bound to the Contractor by terms of the Contract Documents, and to assume toward the Contractor all the obligations and responsibilities, including the responsibility for safety of the Subcontractor’s Work that the Contractor, by these Contract Documents, assumes toward the Owner. Each subcontract agreement shall preserve and protect the rights of the Owner under the Contract Documents with respect to the Work to be performed by the Subcontractor so that subcontracting thereof will not prejudice such rights, and shall allow to the Subcontractor, unless specifically provided otherwise in the subcontract agreement, the benefit of all rights, remedies, and redress against the Contractor that the Contractor, by the Contract Documents, has against the Owner. Where appropriate, the Contractor shall require each Subcontractor to enter into similar agreements with Sub-subcontractors. The Contractor shall make available to each proposed Subcontractor, prior to the execution of the subcontract agreement, portions of the Contract Documents that are relevant for the Work to be performed by the Subcontractor and identify to the Subcontractor terms and conditions of the proposed subcontract agreement that may be at variance with the Contract Documents. Subcontractors will similarly make copies of applicable portions of such documents available to their respective proposed Sub-subcontractors.

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§ 5.4 Contingent Assignment of Subcontracts

§ 5.4.1 Each subcontract agreement for a portion of the Work is assigned by the Contractor to the Owner, provided that

1.	assignment is effective only after termination of the Contract by the Owner for cause pursuant to Section 14.2 and only for those subcontract agreements that the Owner accepts by notifying the Subcontractor and Contractor; and

2.	assignment is subject to the prior rights of the surety, if any, obligated under bond relating to the Contract.

When the Owner accepts the assignment of a subcontract agreement, the Owner assumes the Contractor’s rights and obligations under the subcontract.

§ 5.4.2 Upon such assignment, if the Work has been suspended for more than 30 days, the Subcontractor’s compensation shall be equitably adjusted for increases in cost resulting from the suspension.

§ 5.4.3 Upon assignment to the Owner under this Section 5.4, the Owner may further assign the subcontract to a successor contractor or other entity. If the Owner assigns the subcontract to a successor contractor or other entity, the Owner shall nevertheless remain legally responsible for all of the successor contractor’s obligations under the subcontract.

ARTICLE 6 CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

§ 6.1 Owner’s Right to Perform Construction and to Award Separate Contracts

§ 6.1.1 The term “Separate Contractor(s)” shall mean other contractors retained by the Owner under separate agreements. The Owner reserves the right to perform construction or operations related to the Project with the Owner’s own forces, and with Separate Contractors retained under Conditions of the Contract substantially similar to those of this Contract, including those provisions of the Conditions of the Contract related to insurance and waiver of subrogation. Between Owner and Contractor, Owner shall be responsible for the actions and omissions of Separate Contractors of Owner.

§ 6.1.2 Intentionally Omitted

§ 6.1.3 The Owner shall provide for coordination of the activities of the Owner’s own forces and of each Separate Contractor with the Work of the Contractor, who shall cooperate with them. The Contractor shall participate with any Separate Contractors and the Owner in reviewing their construction schedules. The Contractor shall make any revisions to its construction schedule deemed necessary after a joint review and mutual agreement. The construction schedules shall then constitute the schedules to be used by the Contractor, Separate Contractors, and the Owner until subsequently revised.

§ 6.1.4 Unless otherwise provided in the Contract Documents, when the Owner performs construction or operations related to the Project with the Owner’s own forces or with Separate Contractors, the Owner or its Separate Contractors shall have the same obligations and rights that the Contractor has under the Conditions of the Contract, including, without excluding others, those stated in Article 3, this Article 6, and Articles 10, 11, and 12.

§ 6.2 Mutual Responsibility

§ 6.2.1 The Contractor shall afford the Owner and Separate Contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities, and shall connect and coordinate the Contractor’s construction and operations with theirs as required by the Contract Documents.

§ 6.2.2 If part of the Contractor’s Work depends for proper execution or results upon construction or operations by the Owner or a Separate Contractor, the Contractor shall, prior to proceeding with that portion of the Work, promptly notify the Owner of apparent discrepancies or defects in the construction or operations by the Owner or Separate Contractor that would render it unsuitable for proper execution and results of the Contractor’s Work. Failure of the Contractor to notify the Owner of apparent discrepancies or defects prior to proceeding with the Work shall constitute an acknowledgment that the Owner’s or Separate Contractor’s completed or partially completed construction is fit and proper to receive the Contractor’s Work. The Contractor shall not be responsible for discrepancies or defects in the construction or operations by the Owner or Separate Contractor that are not apparent.

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§ 6.2.3 The Contractor shall reimburse the Owner for costs the Owner incurs that are payable to a Separate Contractor because of the Contractor’s delays, improperly timed activities or defective construction. The Owner shall be responsible to the Contractor for costs the Contractor incurs because of a Separate Contractor’s delays, improperly timed activities, damage to the Work or defective construction.

§ 6.2.4 The Contractor shall promptly remedy damage that the Contractor wrongfully causes to completed or partially completed construction or to property of the Owner or Separate Contractor as provided in Section 10.2.5.

§ 6.2.5 The Owner and each Separate Contractor shall have the same responsibilities for cutting and patching as are described for the Contractor in Section 3.14.

§ 6.3 Owner’s Right to Clean Up

If a dispute arises among the Contractor, Separate Contractors, and the Owner as to the responsibility under their respective contracts for maintaining the premises and surrounding area free from waste materials and rubbish, the Owner may clean up and allocate the cost among those responsible on an equitable basis.

ARTICLE 7 CHANGES IN THE WORK

§ 7.1 General

§ 7.1.1 Changes in the Work may be accomplished after execution of the Contract, and without invalidating the Contract, by Change Order, Construction Change Directive or order for a minor change in the Work, subject to the limitations stated in this Article 7 and elsewhere in the Contract Documents.

§ 7.1.2 A Change Order shall be based upon agreement among the Owner and Contractor. A Construction Change Directive requires agreement by the Owner and may or may not be agreed to by the Contractor. An order for a minor change in the Work may be issued by the Owner alone.

§ 7.1.3 Changes in the Work shall be performed under applicable provisions of the Contract Documents. The Contractor shall proceed promptly with changes in the Work, unless otherwise provided in the Change Order, Construction Change Directive, or order for a minor change in the Work.

§ 7.2 Change Orders

§ 7.2.1 A Change Order is a written instrument prepared by the Owner and shall be consented and signed by the Owner, and the Contractor stating their agreement upon all of the following:

1)	there is change of the scope of Work hereunder due to the change initiated by the Owner;

2)	the completed Work needs to be reconstructed due to the Owner’s instruction in the implementation of the Project;

3)	the Contractor submit written proposal of reasonable value engineering during the process of construction and the Owner gives consent to such proposal.

The parties agree that, if any portion of the Work completed by the Contractor does not meet the quality standards, specifications and other requirements of the Contract or the Owner, it shall not be deemed as change in the Work and the Contractor shall not be entitled to any increase in Contract Sum or extension of Milestone Dates.

Before the commencement of any Work, if the Contractor believes that a change to such Work in the Construction Change Directive involves increase or decrease in the Contract Sum, the Contractor shall notify the Owner within three days after receiving such Construction Change Directive. Upon written permission is issued by the Owner, the Contractor shall promptly proceed with the change without delay.

If during the construction the Owner needs to change the original Drawings, the Owner shall issue the Construction Change Order to the Contractor at least three days in advance. The Owner shall report to the local municipal authority for review and approval when the change is beyond the original design standard or the approved construction size. If the change constitutes deletion or reduction of the original scope of the Work, the saved engineering cost therefrom shall be deducted from the Contract Sum.

If any proposal of reasonable value engineering submitted by the Contractor during construction involves change in design drawings or construction organization or replacement of materials and equipment, the Contractor shall first report to the Owner and such change can only be implemented if the Owner has issued notice of no-objection. If the Contractor implement such change without the Owner’s notice of no-objection, the Contractor shall be liable to the expenses and the Owner’s direct losses arising therefrom and the Contractor shall not be entitled to any increase in Contract Sum or extension of Milestone Dates.

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If the Owner requires change in engineering quality standards or other essential changes occur during the performance of the Contract, both parties shall settle it through negotiation.

§ 7.2.2 If the Change Order provides for an adjustment to the Contract Sum, the adjustment shall be [determined by the Owner] based on the following methods:

1)	For Change Order amount less than 50,000 USD, the Contractor shall validate the price from Subcontractor and provide the original quotation to the Owner. The Change Order amount shall be calculated as Subcontractor’s price plus the Contractor’s management fee [7.5%].

2)	For Change Order amount equal to or higher than 50,000 USD, each item of work forming part (or all) of the change, the appropriate rate or price for the item shall be the rate or price specified in the Bill of Quantities provided by Contractor or, if there is no such item, the rate or price specified for similar work; If no rate or price for this item is specified in the Bill of Quantities and no specified rate or price is appropriate because the item of work is not of similar character, or is not executed under similar conditions, as any item in the Contract, then the quantities of the work shall be measured and determined [by the Owner] and unit price shall be determined by the parties, which shall be recorded in the Change Order. The unit price for change shall be determined based on the formula of (material cost + labor cost) * (1+contractor management fee proportion), the Contractor shall provide the unit price for different types of labor cost before the commencement of the construction, and for the purpose of this Section 7.2.2 the contractor management fee proportion shall be [7.5%].

Notwithstanding any provision to the contrary contained in the Contract, the Contractor undertakes that the increase of Contract Sum for all the changes initiated by both parties during the construction period in any situation shall not exceed 10% of the Contract Sum, and any additional cost beyond this amount shall be solely borne by the Contractor itself.

§ 7.3 Construction Change Directives

§ 7.3.1 A Construction Change Directive is a written order issued by the Owner, directing a change in the Work prior to agreement on adjustment, if any, in the Contract Sum or Contract Time, or both. The Owner may by Construction Change Directive, without invalidating the Contract, order changes in the Work within the general scope of the Contract consisting of additions, deletions, or other revisions.

§ 7.3.2 A Construction Change Directive shall be used in the absence of total agreement on the terms of a Change Order.

§ 7.3.3 Intentionally Omitted

§ 7.3.4 Intentionally Omitted

§ 7.3.5 If the Contractor disagrees with the adjustment in the Contract Time, the Contractor may make a Claim in accordance with applicable provisions of Article 15.

§ 7.3.6 Upon receipt of a Construction Change Directive, the Contractor shall promptly proceed with the change in the Work involved and advise the Owner of the Contractor’s agreement or disagreement with the method, if any, provided in the Construction Change Directive for determining the proposed adjustment in the Contract Sum or Contract Time.

§ 7.3.7 A Construction Change Directive signed by the Contractor indicates the Contractor’s agreement therewith, including adjustment in Contract Sum and Contract Time or the method for determining them. Such agreement shall be effective immediately and shall be recorded as a Change Order.

§ 7.3.8 The amount of credit to be allowed by the Contractor to the Owner for a deletion or change that results in a net decrease in the Contract Sum shall be actual net cost as confirmed by the Owner. When both additions and credits covering related Work or substitutions are involved in a change, the allowance for overhead and profit shall be figured on the basis of net increase, if any, with respect to that change.

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§ 7.3.9 Pending final determination of the total cost of a Construction Change Directive to the Owner, the Contractor may request payment for Work completed under the Construction Change Directive in Applications for Payment. The Owner will make an interim determination for purposes of monthly certification for payment for those costs and certify for payment the amount that the Owner determines to be reasonably justified. The Owner’s interim determination of cost shall adjust the Contract Sum on the same basis as a Change Order, subject to the right of Contractor to disagree and assert a Claim in accordance with Article 15.

§ 7.3.10 When the Owner and Contractor agree with a determination concerning the adjustments in the Contract Sum and Contract Time, or otherwise reach agreement upon the adjustments, such agreement shall be effective immediately and the Owner or Contractor will prepare a Change Order. Change Orders may be issued for all or any part of a Construction Change Directive.

§ 7.4 Minor Changes in the Work

The Owner may order minor changes in the Work that are consistent with the intent of the Contract Documents and do not involve an adjustment in the Contract Sum or an extension of the Contract Time. The Owner’s order for minor changes shall be in writing. If the Contractor believes that the proposed minor change in the Work will affect the Contract Sum or Contract Time, the Contractor shall notify the Owner and shall not proceed to implement the change in the Work. If the Contractor performs the Work set forth in the Owner’s order for a minor change without prior notice to the Owner that such change will affect the Contract Sum or Contract Time, the Contractor waives any adjustment to the Contract Sum or extension of the Contract Time.

ARTICLE 8 TIME

§ 8.1 Definitions

§ 8.1.1 Unless otherwise provided, Contract Time is the period of time, including authorized adjustments, allotted in the Contract Documents for Substantial Completion of the Work.

§ 8.1.2 The date of commencement of the Work is the NIP Date (as defined in AIA Document A101-2017)

§ 8.1.3 The date of Substantial Completion is the date determined in accordance with Section 9.8.

§ 8.1.4 The term “day” as used in the Contract Documents shall mean calendar day unless otherwise specifically defined.

§ 8.2 Progress and Completion

§ 8.2.1 Time limits stated in the Contract Documents are of the essence of the Contract. By executing the Agreement, the Contractor confirms that the Contract Time is a reasonable period for performing the Work.

§ 8.2.2 The Contractor shall not knowingly, except by agreement or instruction of the Owner in writing, commence the Work prior to the effective date of insurance required to be furnished by the Contractor and Owner.

§ 8.2.3 The Contractor shall proceed expeditiously with adequate forces and shall achieve Substantial Completion within the Contract Time.

§ 8.3 Delays and Extensions of Time

§ 8.3.1 If the Contractor is delayed at any time in the commencement or progress of the Work by (1) an act or neglect of the Owner or of a Separate Contractor; (2) by changes ordered in the Work; (3) by labor disputes, fire, unusual delay in deliveries, unavoidable casualties, adverse weather conditions documented in accordance with Section 15.1.6.2, or other causes beyond the Contractor’s control; (4) by delay authorized by the Owner pending mediation and binding dispute resolution; or (5) by other causes that the Contractor asserts, and the Owner determines, justify delay, then the Contract Time shall be extended for such reasonable time as the Owner may determine.

§ 8.3.2 Claims relating to time shall be made in accordance with applicable provisions of Article 15.

§ 8.3.3 This Section 8.3 does not preclude recovery of damages for delay by either Party under other provisions of the Contract Documents.

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ARTICLE 9 PAYMENTS AND COMPLETION

§ 9.1 Contract Sum

§ 9.1.1 The Contract Sum is stated in the Standard Form of Agreement Between Owner and Contractor (AIA Document A101™–2017) and, including authorized adjustments, is the total amount payable by the Owner to the Contractor for performance of the Work under the Contract Documents.

§ 9.1.2 If unit prices are stated in the Contract Documents or subsequently agreed upon, and if quantities originally contemplated are materially changed so that application of such unit prices to the actual quantities causes substantial inequity to the Owner or Contractor, the applicable unit prices shall be equitably adjusted.

§ 9.2 Schedule of Values Since the Contract Sum is a stipulated sum, the Contractor shall submit a schedule of values to the Owner for review and approval, allocating the entire Contract Sum to the various portions of the Work. The schedule of values shall be prepared in the form, and supported by the data to substantiate its accuracy, required by the Owner. Upon approval of the Owner, the schedule of values shall be included in the Contract as annex.

This schedule of values of the Work, as set forth in Exhibit IV – Schedule of Value, shall be used as a basis for reviewing the Contractor’s Applications for Payment. The Contractor shall promptly update the schedule of values according to the progress of the Work. Any changes to the schedule of values shall be submitted to the Owner for review and approval and supported by such data to reasonably substantiate its accuracy as the Owner may require. Upon approval of the Owner, the schedule of values shall be used as a basis for reviewing the Contractor’s subsequent Applications for Payment.

The Owner may check and verify the schedule of values by checking the progress visually. To facilitate the verification, the Contractor shall promptly submit the following documents to the Owner:

(1)	the progress report of the completed Work before the 5th day of every month[1], for Work conducted in the immediate prior month, according to the project schedule; and

(2)	supporting materials on which progress reports are based, including but not limited to photos and descriptions on any deviations to the schedule.

§ 9.3 Applications for Payment

§ 9.3.1 At least ten days before the date established for each progress payment, the Contractor shall submit to the Owner an itemized Application for Payment prepared in accordance with the schedule of values, if required under Section 9.2, for completed portions of the Work. The application shall be notarized, if required, and supported by all data substantiating the Contractor’s right to payment that the Owner requires, such as copies of requisitions, and releases and waivers of liens from Subcontractors and suppliers, and shall reflect retainage if provided for in the Contract Documents.

§ 9.3.1.1 As provided in Section 7.3.9, such applications may include requests for payment on account of changes in the Work that have been properly authorized by Construction Change Directives, or by interim determinations of the Owner, but not yet included in Change Orders.

§ 9.3.1.2 Applications for Payment shall not include requests for payment for portions of the Work for which the Contractor does not intend to pay a Subcontractor or supplier, unless such Work has been performed by others whom the Contractor intends to pay.

§ 9.3.2 Unless otherwise provided in the Contract Documents, payments shall be made on account of materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work. If approved in advance by the Owner, payment may similarly be made for materials and equipment suitably stored off the site at a location agreed upon in writing. Payment for materials and equipment stored on or off the site shall be conditioned upon compliance by the Contractor with procedures satisfactory to the Owner to establish the Owner’s title to such materials and equipment or otherwise protect the Owner’s interest, and shall include the costs of applicable insurance, storage, and transportation to the site, for such materials and equipment stored off the site.

§ 9.3.3 The Contractor warrants that title to all Work covered by an Application for Payment will pass to the Owner no later than the time of payment. The Contractor further warrants that upon submittal of an Application for Payment all Work for which Certificates for Payment have been previously issued and payments received from the Owner shall, to the best of the Contractor’s knowledge, information, and belief, be free and clear of liens, claims, security interests, or encumbrances, in favor of the Contractor, Subcontractors, suppliers, or other persons or entities that provided labor, materials, and equipment relating to the Work.

AIA Document A201 - 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 11:08:20 ET on 01/08/2024 under Oreder No.3104239901 which expires on 01/08/2025, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA contract Documents® Terms of service. To report copyright violations, e-mail docinfo@aiacontracts.com.		32
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§ 9.4 Certificates for Payment

§ 9.4.1 The Owner will, within fourteen days after receipt of the Contractor’s Application for Payment, either (1) issue a Certificate for Payment in the full amount of the Application for Payment, with a copy to the Contractor; or (2) issue a Certificate for Payment for such amount as the Owner determines is properly due, and notify the Contractor of the Owner’s reasons for withholding certification in part as provided in Section 9.5.1; or (3) withhold certification of the entire Application for Payment, and notify the Contractor of the Owner’s reason for withholding certification in whole as provided in Section 9.5.1. The Owner may also seek certification from the Architect as appropriate to satisfy Owner’s obligations to its landlord for reimbursement under the lease between Owner and its landlord.

§ 9.4.2 The issuance of a Certificate for Payment will not be a representation that the Owner has (1) made exhaustive or continuous on-site inspections to check the quality or quantity of the Work; (2) reviewed construction means, methods, techniques, sequences, or procedures; (3) reviewed copies of requisitions received from Subcontractors and suppliers and other data requested by the Owner to substantiate the Contractor’s right to payment; or (4) made examination to ascertain how or for what purpose the Contractor has used money previously paid on account of the Contract Sum.

§ 9.5 Decisions to Withhold Certification

§ 9.5.1 The Owner may withhold a Certificate for Payment in whole or in part, to the extent reasonably necessary to protect the Owner. The Owner may also withhold a Certificate for Payment or, because of subsequently discovered evidence, may nullify the whole or a part of a Certificate for Payment previously issued, to such extent as may be necessary to protect the Owner from loss for which the Contractor is responsible, including loss resulting from acts and omissions described in Section 3.3.2, because of

1.	defective Work not remedied;

2.	third party claims filed or reasonable evidence indicating probable filing of such claims, unless security acceptable to the Owner is provided by the Contractor;

3.	failure of the Contractor to make payments properly to Subcontractors or suppliers for labor, materials or equipment;

4.	reasonable evidence that the Work cannot be completed for the unpaid balance of the Contract Sum;

5.	damage to the Owner or a Separate Contractor;

6.	reasonable evidence that the Work will not be completed within the Contract Time, and that the unpaid balance would not be adequate to cover actual or liquidated damages for the anticipated delay; or

7.	repeated failure to carry out the Work in accordance with the Contract Documents.

§ 9.5.2 When the Contractor disputes the Owner’s decision regarding a Certificate for Payment under Section 9.5.1, in whole or in part, that party may submit a Claim in accordance with Article 15.

§ 9.5.3 When the reasons for withholding certification are removed, certification will be made for amounts previously withheld.

§ 9.5.4 If the Owner withholds certification for payment under Section 9.5.1.3, the Owner may, at its sole option, issue joint checks to the Contractor and to any Subcontractor or supplier to whom the Contractor failed to make payment for Work properly performed or material or equipment suitably delivered. If the Owner makes payments by joint check, the Owner shall notify the Contractor and the Contractor shall reflect such payment on its next Application for Payment.

§ 9.6 Progress Payments

§ 9.6.1 After the Owner has issued a Certificate for Payment, the Owner shall make payment in the manner and within the time provided in the Contract Documents.

§ 9.6.2 The Contractor shall pay each Subcontractor, no later than ten days after receipt of payment from the Owner, the amount to which the Subcontractor is entitled, reflecting percentages actually retained from payments to the Contractor on account of the Subcontractor’s portion of the Work. The Contractor shall, by appropriate agreement with each Subcontractor, require each Subcontractor to make payments to Sub-subcontractors in a similar manner.

AIA Document A201 - 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 11:08:20 ET on 01/08/2024 under Oreder No.3104239901 which expires on 01/08/2025, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA contract Documents® Terms of service. To report copyright violations, e-mail docinfo@aiacontracts.com.		33
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§ 9.6.3 The Owner will, on request, furnish to a Subcontractor, if practicable, information regarding percentages of completion or amounts applied for by the Contractor and action taken thereon by the Owner on account of portions of the Work done by such Subcontractor.

§ 9.6.4 The Owner has the right to request written evidence from the Contractor that the Contractor has properly paid Subcontractors and suppliers amounts paid by the Owner to the Contractor for subcontracted Work. If the Contractor fails to furnish such evidence within seven days, the Owner shall have the right to contact Subcontractors and suppliers to ascertain whether they have been properly paid. The Owner shall have no obligation to pay, or to see to the payment of money to, a Subcontractor or supplier, except as may otherwise be required by law.

§ 9.6.5 The Contractor’s payments to suppliers shall be treated in a manner similar to that provided in Sections 9.6.2, 9.6.3 and 9.6.4.

§ 9.6.6 A Certificate for Payment, a progress payment, or partial or entire use or occupancy of the Project by the Owner shall not constitute acceptance of Work not in accordance with the Contract Documents.

§ 9.6.7 Unless the Contractor provides the Owner with a payment bond in the full penal sum of the Contract Sum, payments received by the Contractor for Work properly performed by Subcontractors or provided by suppliers shall be held by the Contractor for those Subcontractors or suppliers who performed Work or furnished materials, or both, under contract with the Contractor for which payment was made by the Owner. Nothing contained herein shall require money to be placed in a separate account and not commingled with money of the Contractor, create any fiduciary liability or tort liability on the part of the Contractor for breach of trust, or entitle any person or entity to an award of punitive damages against the Contractor for breach of the requirements of this provision.

§ 9.6.8 Provided the Owner has fulfilled its payment obligations under the Contract Documents, the Contractor shall defend and indemnify the Owner from all loss, liability, damage or expense, including reasonable attorney’s fees and litigation expenses, arising out of any lien claim or other claim for payment by any Subcontractor or supplier of any tier. Upon receipt of notice of a lien claim or other claim for payment, the Owner shall notify the Contractor. If approved by the applicable court, when required, the Contractor may substitute a surety bond for the property against which the lien or other claim for payment has been asserted.

§ 9.7 Failure of Payment

If the Owner does not issue a Certificate for Payment, through no fault of the Contractor, within seven days after receipt of the Contractor’s Application for Payment, or if the Owner does not pay the Contractor within seven days after the date established in the Contract Documents, the amount certified by the Owner or awarded by binding dispute resolution, then the Contractor may, upon seven additional days’ notice to the Owner, stop the Work until payment of the amount owing has been received. The Contract Time shall be extended appropriately and the Contract Sum shall be increased by the amount of the Contractor’s reasonable costs of shutdown, delay and start-up, plus interest as provided for in the Contract Documents.

§ 9.8 Substantial Completion

§ 9.8.1 Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Contract Documents so that the Owner can occupy or utilize the Work for its intended use.

§ 9.8.2 When the Contractor considers that the Work, or a portion thereof which the Owner agrees to accept separately, is substantially complete, the Contractor shall prepare and submit to the Owner a comprehensive list of items to be completed or corrected prior to final payment. Contractor may include additional items in such list as it deems appropriate. Failure to include an item on such list does not alter the responsibility of the Contractor to complete all Work in accordance with the Contract Documents.

§ 9.8.3 Upon receipt of the Contractor’s list, the Owner will make an inspection to determine whether the Work or designated portion thereof is substantially complete. If the Owner inspection discloses any item, whether or not included on the Contractor’s list, which is not sufficiently complete in accordance with the Contract Documents so that the Owner can occupy or utilize the Work or designated portion thereof for its intended use, the Contractor shall, before issuance of the Certificate of Substantial Completion, complete or correct such item upon notification by the Owner. In such case, the Contractor shall then submit a request for another inspection by the Owner to determine Substantial Completion. Owner shall act promptly and in any event within seven days upon receipt of Contractor’s list, provide Contractor with such notification or issue the Certificate of Substantial Completion.

AIA Document A201 - 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 11:08:20 ET on 01/08/2024 under Oreder No.3104239901 which expires on 01/08/2025, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA contract Documents® Terms of service. To report copyright violations, e-mail docinfo@aiacontracts.com.		34
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§ 9.8.4 When the Work or designated portion thereof is substantially complete, the Owner will prepare a Certificate of Substantial Completion that shall establish the date of Substantial Completion; establish responsibilities of the Owner and Contractor for security, maintenance, heat, utilities, damage to the Work and insurance; and fix the time within which the Contractor shall finish all items on the list accompanying the Certificate. Warranties required by the Contract Documents shall commence on the date of Substantial Completion of the Work or designated portion thereof unless otherwise provided in the Certificate of Substantial Completion.

§ 9.8.5 The Certificate of Substantial Completion shall be submitted to the Owner and Contractor for their written acceptance of responsibilities assigned to them in the Certificate. Upon such acceptance, and consent of surety if any, the Owner shall make payment of retainage applying to the Work or designated portion thereof. Such payment shall be adjusted for Work that is incomplete or not in accordance with the requirements of the Contract Documents.

§ 9.9 Partial Occupancy or Use

§ 9.9.1 The Owner may occupy or use any completed or partially completed portion of the Work at any stage when such portion is designated by separate agreement with the Contractor, provided such occupancy or use is consented to by the insurer and authorized by public authorities having jurisdiction over the Project. Such partial occupancy or use may commence whether or not the portion is substantially complete, provided the Owner and Contractor have accepted in writing the responsibilities assigned to each of them for payments, retainage, if any, security, maintenance, heat, utilities, damage to the Work and insurance, and have agreed in writing concerning the period for correction of the Work and commencement of warranties required by the Contract Documents. When the Contractor considers a portion substantially complete, the Contractor shall prepare and submit a list to the Owner and/or Architect as provided under Section 9.8.2. Consent of the Contractor to partial occupancy or use shall not be unreasonably withheld. The stage of the progress of the Work shall be determined by written agreement between the Owner and Contractor or, if no agreement is reached, by decision of the Owner.

§ 9.9.2 Immediately prior to such partial occupancy or use, the Owner, and Contractor shall jointly inspect the area to be occupied or portion of the Work to be used in order to determine and record the condition of the Work.

§ 9.9.3 Unless otherwise agreed upon, partial occupancy or use of a portion or portions of the Work shall not constitute acceptance of Work not complying with the requirements of the Contract Documents.

§ 9.9.4 Requirements for Temporary Completion (TCO) and Completion Acceptance

When the Contractor considers that the relevant portion of the Work is ready for the Completion Acceptance for the purpose of Temporary Completion (TCO), the Contractor shall send a notice to the Owner. If the Completion Acceptance test is delayed by the Contractor with no reason, the Owner may inform the Contractor to carry out the test within 14 days after receiving of the aforementioned notice. If the Contractor fails to cooperate with the Owner to carry out the Completion Acceptance test within the aforesaid time, the Owner may perform the test without the Contractor’s presence at the Contractor’s expenses.

If the relevant portion of the Work fails to pass the Completion Acceptance test (including any repeated test to be carried out within 14 days as planned), the Contractor shall promptly remedy such portion of the Work according to the Owner’s opinions and requirements at its own cost until such portion passes the Completion Acceptance test.

If there is any item that has not been completed for specific reasons when the Owner agrees on Completion Acceptance, the parties shall enter into a Completion Acceptance agreement which provides the parties’ responsibilities and the terms for the payment regarding the uncompleted items.

The Contractor shall contact municipal and relevant authorities on its own to inspect and accept the Work and shall be responsible for any delay in Milestone Dates caused by failing to timely inspect and accept the Work, under this situation the Contractor shall not be entitled to any increase in Contract Sum or extension of Milestone Dates. If the municipal and relevant authorities imposes any penalty due to the failure to meet the requirements for inspection and acceptance, the Contractor shall be responsible for any damages and losses arising thereof.

AIA Document A201 - 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 11:08:20 ET on 01/08/2024 under Oreder No.3104239901 which expires on 01/08/2025, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA contract Documents® Terms of service. To report copyright violations, e-mail docinfo@aiacontracts.com.		35
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If the Owner cannot attend the Completion Acceptance on time, the Owner shall send a request for postponing to the Contractor in writing at least 24 hours before the Completion Acceptance, and the postponed period shall not exceed 48 hours. If the quality of the Work meets the standards, specifications, design drawings and other requirements upon the Owner’s Completion Acceptance, the Owners representative shall sign the acceptance records after the Completion Acceptance.

If the parties agree that on having a test run, the test run shall be consistent with the installation scope of work of the Contractor. When the conditions of single no-load test run for equipment installation work has achieved, the Contractor shall organize a test run and inform the Owner in writing at least 48 hours before the test run. The notice shall include the scope, time and place of the test run. The Contractor shall prepare test run records, and the Owner shall provide necessary conditions for the test run at the Contractor’s request. If the test run is passed, the Owner’s representative shall sign the test run records.

If the Owner cannot attend the test run on time, the Owner shall send a request for postponing to the Contractor in writing at least 24 hours before the trial run, and the postponed period shall not exceed 48 hours.

§ 9.10 Final Completion and Final Payment

§ 9.10.1 Upon receipt of the Contractor’s notice that the Work is ready for final inspection and acceptance and upon receipt of a final Application for Payment, the Owner will promptly make such inspection. When the Owner finds the Work acceptable under the Contract Documents and the Contract fully performed, the Owner will promptly issue a final Certificate for Payment stating that to the best of their knowledge, information and belief, the Work has been completed in accordance with the Contract Documents and that the entire balance found to be due the Contractor and noted in the final Certificate is due and payable. The final Certificate for Payment will constitute a further representation that conditions listed in Section 9.10.2 as precedent to the Contractor’s being entitled to final payment have been fulfilled.

§ 9.10.2 Neither final payment nor any remaining retained percentage shall become due until the Contractor submits to the Owner (1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work for which the Owner or the Owner’s property might be responsible or encumbered (less amounts withheld by Owner) have been paid or otherwise satisfied, (2) a certificate evidencing that insurance required by the Contract Documents to remain in force after final payment is currently in effect, (3) a written statement that the Contractor knows of no reason that the insurance will not be renewable to cover the period required by the Contract Documents, (4) consent of surety, if any, to final payment, (5) documentation of any special warranties, such as manufacturers’ warranties or specific Subcontractor warranties, if applicable, and (6) if required by the Owner, other data establishing payment or satisfaction of obligations, such as receipts and releases and waivers of liens, claims, security interests, or encumbrances arising out of the Contract, to the extent and in such form as may be designated by the Owner. If a Subcontractor refuses to furnish a release or waiver required by the Owner, the Contractor may furnish a bond satisfactory to the Owner to indemnify the Owner against such lien, claim, security interest, or encumbrance. If a lien, claim, security interest, or encumbrance remains unsatisfied after payments are made, the Contractor shall refund to the Owner all money that the Owner may be compelled to pay in discharging the lien, claim, security interest, or encumbrance, including all costs and reasonable attorneys’ fees.

§ 9.10.3 If, after Substantial Completion of the Work, final completion thereof is materially delayed through no fault of the Contractor or by issuance of Change Orders affecting final completion, and the Owner so confirms, the Owner shall, upon application by the Contractor and certification by the Owner, and without terminating the Contract, make payment of the balance due for that portion of the Work fully completed, corrected, and accepted. If the remaining balance for Work not fully completed or corrected is less than retainage stipulated in the Contract Documents, and if bonds have been furnished, the written consent of the surety to payment of the balance due for that portion of the Work fully completed and accepted shall be submitted by the Contractor to the Owner prior to certification of such payment. Such payment shall be made under terms and conditions governing final payment, except that it shall not constitute a waiver of Claims.

§ 9.10.4 The making of final payment shall constitute a waiver of Claims by the Owner except those arising from

1.	liens, Claims, security interests, or encumbrances arising out of the Contract and unsettled;

2.	failure of the Work to comply with the requirements of the Contract Documents;

3.	terms of special warranties required by the Contract Documents; or

4.	audits performed by the Owner, if permitted by the Contract Documents, after final payment.

§ 9.10.5 Acceptance of final payment by the Contractor, a Subcontractor, or a supplier, shall constitute a waiver of claims by that payee except those previously made in writing and identified by that payee as unsettled at the time of final Application for Payment.

AIA Document A201 - 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 11:08:20 ET on 01/08/2024 under Oreder No.3104239901 which expires on 01/08/2025, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA contract Documents® Terms of service. To report copyright violations, e-mail docinfo@aiacontracts.com.		36
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ARTICLE 10 PROTECTION OF PERSONS AND PROPERTY

§ 10.1 Safety Precautions and Programs

The Contractor shall be responsible for initiating, maintaining, and supervising all safety precautions and programs in connection with the performance of the Contract.

§ 10.2 Safety of Persons and Property

§ 10.2.1 The Contractor shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury, or loss to

1.	employees on the Work and other persons who may be affected thereby;

2.	the Work and materials and equipment to be incorporated therein, whether in storage on or off the site, under care, custody, or control of the Contractor, a Subcontractor, or a Sub-subcontractor; and

3.	other property at the site or adjacent thereto, such as trees, shrubs, lawns, walks, pavements, roadways, structures, and utilities not designated for removal, relocation, or replacement in the course of construction.

§ 10.2.2 The Contractor shall comply with, and give notices required by applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities, bearing on safety of persons or property or their protection from damage, injury, or loss.

§ 10.2.3 The Contractor shall implement, erect, and maintain, as required by existing conditions and performance of the Contract, reasonable safeguards for safety and protection, including posting danger signs and other warnings against hazards; promulgating safety regulations; and notifying the owners and users of adjacent sites and utilities of the safeguards.

§ 10.2.4 When use or storage of explosives or other hazardous materials or equipment, or unusual methods are necessary for execution of the Work, the Contractor shall exercise utmost care and carry on such activities under supervision of properly qualified personnel.

§ 10.2.5 The Contractor shall promptly remedy damage and loss (other than damage or loss insured under property insurance required by the Contract Documents) to property referred to in Sections 10.2.1.2 and 10.2.1.3 caused in whole or in part by the Contractor, a Subcontractor, a Sub-subcontractor, or anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable and for which the Contractor is responsible under Sections 10.2.1.2 and 10.2.1.3. The Contractor may make a Claim for the cost to remedy the damage or loss to the extent such damage or loss is attributable to acts or omissions of the Owner, and not attributable to the fault or negligence of the Contractor. The foregoing obligations of the Contractor are in addition to the Contractor’s obligations under Section 3.18.

§ 10.2.6 The Contractor shall designate a responsible member of the Contractor’s organization at the site whose duty shall be the prevention of accidents. This person shall be the Contractor’s representative unless otherwise designated by the Contractor in writing to the Owner.

§ 10.2.7 The Contractor shall not permit any part of the construction or site to be loaded so as to cause damage or create an unsafe condition.

§ 10.2.8 Injury or Damage to Person or Property

If either Party suffers injury or damage to person or property because of an act or omission of the other Party, or of others for whose acts such Party is legally responsible, notice of the injury or damage, whether or not insured, shall be given to the other Party within a reasonable time not exceeding 21 days after discovery. The notice shall provide sufficient detail to enable the other Party to investigate the matter.

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§ 10.3 Hazardous Materials and Substances

§ 10.3.1 The Contractor is responsible for compliance with any requirements included in the Contract Documents regarding hazardous materials or substances. If the Contractor encounters a hazardous material or substance not addressed in the Contract Documents and if reasonable precautions will be inadequate to prevent foreseeable bodily injury or death to persons resulting from a material or substance, including but not limited to asbestos or polychlorinated biphenyl (PCB), encountered on the site by the Contractor, the Contractor shall, upon recognizing the condition, immediately stop Work in the affected area and notify the Owner of the condition.

§ 10.3.2 Upon receipt of the Contractor’s notice, the Owner shall obtain the services of a licensed laboratory to verify the presence or absence of the material or substance reported by the Contractor and, in the event such material or substance is found to be present, to cause it to be rendered harmless. Unless otherwise required by the Contract Documents, the Owner shall furnish in writing to the Contractor the names and qualifications of persons or entities who are to perform tests verifying the presence or absence of the material or substance or who are to perform the task of removal or safe containment of the material or substance. The Contractor will promptly reply to the Owner in writing stating whether or not it has reasonable objection to the persons or entities proposed by the Owner. If the Contractor has an objection to a person or entity proposed by the Owner, the Owner shall propose another to whom the Contractor has no reasonable objection. When the material or substance has been rendered harmless, Work in the affected area shall resume upon written agreement of the Owner and Contractor. By Change Order, the Contract Time shall be extended appropriately and the Contract Sum shall be increased by the amount of the Contractor’s reasonable additional costs of shutdown, delay, and start-up.

§ 10.3.3 To the fullest extent permitted by law, the Owner shall indemnify and hold harmless the Contractor, Subcontractors, and agents and employees of any of them from and against claims, damages, losses, and expenses, including but not limited to attorneys’ fees, arising out of or resulting from performance of the Work in the affected area if in fact the material or substance presents the risk of bodily injury or death as described in Section 10.3.1 and has not been rendered harmless, provided that such claim, damage, loss, or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself), except to the extent that such damage, loss, or expense is due to the fault or negligence of the Party seeking indemnity.

§ 10.3.4 The Owner shall not be responsible under this Section 10.3 for hazardous materials or substances the Contractor brings to the site unless such materials or substances are required by the Contract Documents. The Owner shall be responsible for hazardous materials or substances required by the Contract Documents, except to the extent of the Contractor’s fault or negligence in the use and handling of such materials or substances.

§ 10.3.5 The Contractor shall reimburse the Owner for the cost and expense the Owner incurs (1) for remediation of hazardous materials or substances the Contractor brings to the site and negligently handles, or (2) where the Contractor fails to perform its obligations under Section 10.3.1, except to the extent that the cost and expense are due to the Owner’s fault or negligence.

§ 10.3.6 If, without negligence on the part of the Contractor, the Contractor is held liable by a government agency for the cost of remediation of a hazardous material or substance solely by reason of performing Work as required by the Contract Documents, the Owner shall reimburse the Contractor for all cost and expense thereby incurred.

§ 10.4 Emergencies

In an emergency affecting safety of persons or property, the Contractor shall act, at the Contractor’s discretion, to prevent threatened damage, injury, or loss. Additional compensation or extension of time claimed by the Contractor on account of an emergency shall be determined as provided in Article 15 and Article 7.

§ 10.5 Requirements for Safe Construction

§ 10.5.1 The Contractor shall comply with the safety requirements of the Contract Documents and applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities. The Contractor shall organize construction in strict accordance with safety standards, organize regular safety inspections and report to the Owner, accept the supervision and inspection implemented by the Owner and public authority at any time and take necessary safety protection measures to eliminate hidden accident dangers. The Contractor shall bear any liabilities and expenses arising from the accidents caused by the Contractor’s or its Subcontractor’s failure to take safety measures in accordance with the Contract Documents, except to the extent that the liabilities and expenses are due to the Owner’s fault or negligence.

§ 10.5.2 The Contractor shall carry out safety training on its personnel and labor at the site and be responsible for their safety.

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§ 10.5.3 The Contractor shall provide all safety protective articles, appliances and signs according to the safety requirements of the Contract Documents and applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities. The Contractor shall inform the Owner in advance of any high risk activities, such as climbing, fire and confined space and such activities can only be implemented after completing the relevant formalities as required.

§ 10.5.4 The Owner has the right to carry out safety inspections on the site regularly. If it is discovered that any safety management requirement is violated or there is any hidden safety danger, the Owner may require the Contractor to rectify, and the Contractor shall complete the rectifications within 24 hours. If the circumstance is serious, the Owner may order suspension of the Work for rectifications In the event that the Contractor violates the same safety management requirements for the second time or has the same hidden safety dangers or the hidden safety dangers is not rectified as scheduled, the Contractor shall pay liquidated damages to the Owner in accordance with Section 4.5 of the Agreement and the Owner has the right to order the suspension of the Work until the rectifications are completed. For any suspension ordered by the Owner under this Section 10.5, the Contractor shall be liable for any damages resulting therefrom and shall not be entitled to extension of Milestone Dates.

§ 10.5.5 In the whole process of construction, completion and warranty period, the Contractor shall be responsible for the safety of all personnel and construction equipment at site. Except for the injury and losses caused by the gross negligence or willful act of the Owner or the Owner’s personnel, the Owner shall not be liable for any damages or losses arising from the Contractor or its subcontractor’s injury or construction equipment losses.

§ 10.5.6 When a major casualty and other safety accidents occur, the Contractor shall immediately report to the relevant public authorities and inform the Owner according to the applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities, and deal with them according to the requirements of relevant public authorities. The party liable for such accident shall bear the expenses incurred.

ARTICLE 11 INSURANCE AND BONDS

§ 11.1 Contractor’s Insurance and Bonds

§ 11.1.1 The Contractor shall purchase and maintain insurance of the types and limits of liability, containing the endorsements, and subject to the terms and conditions, as described in the Agreement or elsewhere in the Contract Documents. The Contractor shall purchase and maintain the required insurance from an insurance company or insurance companies lawfully authorized to issue insurance in the jurisdiction where the Project is located. The Owner shall be named as additional insureds under the Contractor’s commercial general liability policy or as otherwise described in the Contract Documents.

§ 11.1.2 The Contractor shall provide surety bonds of the types, for such penal sums, and subject to such terms and conditions as required by the Contract Documents. The Contractor shall purchase and maintain the required bonds from a company or companies lawfully authorized to issue surety bonds in the jurisdiction where the Project is located.

§ 11.1.3 Upon the request of any person or entity appearing to be a potential beneficiary of bonds covering payment of obligations arising under the Contract, the Contractor shall promptly furnish a copy of the bonds or shall authorize a copy to be furnished.

§ 11.1.4 Notice of Cancellation or Expiration of Contractor’s Required Insurance. Within three (3) business days of the date the Contractor becomes aware of an impending or actual cancellation or expiration of any insurance required by the Contract Documents, the Contractor shall provide notice to the Owner of such impending or actual cancellation or expiration. Upon receipt of notice from the Contractor, the Owner shall, unless the lapse in coverage arises from an act or omission of the Owner, have the right to stop the Work until the lapse in coverage has been cured by the procurement of replacement coverage by the Contractor. The furnishing of notice by the Contractor shall not relieve the Contractor of any contractual obligation to provide any required coverage.

§ 11.2 Owner’s Insurance

§ 11.2.1 The Owner shall purchase and maintain insurance of the types and limits of liability, containing the endorsements, and subject to the terms and conditions, as described in the Agreement or elsewhere in the Contract Documents. The Owner shall purchase and maintain the required insurance from an insurance company or insurance companies lawfully authorized to issue insurance in the jurisdiction where the Project is located.

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§ 11.2.2 Failure to Purchase Required Property Insurance. If the Owner fails to purchase and maintain the required property insurance, with all of the coverages and in the amounts described in the Agreement or elsewhere in the Contract Documents, the Owner shall inform the Contractor in writing prior to commencement of the Work. Upon receipt of notice from the Owner, the Contractor may delay commencement of the Work and may obtain insurance that will protect the interests of the Contractor, Subcontractors, and Sub-Subcontractors in the Work. When the failure to provide coverage has been cured or resolved, the Contract Sum and Contract Time shall be equitably adjusted. In the event the Owner fails to procure coverage, the Owner waives all rights against the Contractor, Subcontractors, and Sub-subcontractors to the extent the loss to the Owner would have been covered by the insurance to have been procured by the Owner. The cost of the insurance shall be charged to the Owner by a Change Order. If the Owner does not provide written notice, and the Contractor is damaged by the failure or neglect of the Owner to purchase or maintain the required insurance, the Owner shall reimburse the Contractor for all reasonable costs and damages attributable thereto.

§ 11.2.3 Notice of Cancellation or Expiration of Owner’s Required Property Insurance. Within three (3) business days of the date the Owner becomes aware of an impending or actual cancellation or expiration of any property insurance required by the Contract Documents, the Owner shall provide notice to the Contractor of such impending or actual cancellation or expiration. Unless the lapse in coverage arises from an act or omission of the Contractor: (1) the Contractor, upon receipt of notice from the Owner, shall have the right to stop the Work until the lapse in coverage has been cured by the procurement of replacement coverage by either the Owner or the Contractor; (2) the Contract Time and Contract Sum shall be equitably adjusted; and (3) the Owner waives all rights against the Contractor, Subcontractors, and Sub-subcontractors to the extent any loss to the Owner would have been covered by the insurance had it not expired or been cancelled. If the Contractor purchases replacement coverage, the cost of the insurance shall be charged to the Owner by an appropriate Change Order. The furnishing of notice by the Owner shall not relieve the Owner of any contractual obligation to provide required insurance.

§ 11.3 Waivers of Subrogation

§ 11.3.1 The Owner and Contractor waive all rights against (1) each other and any of their subcontractors, sub-subcontractors, agents, and employees, each of the other; (2) the Architect and Architect’s consultants; and (3) Separate Contractors, if any, and any of their subcontractors, sub-subcontractors, agents, and employees, for damages caused by fire, or other causes of loss, to the extent those losses are covered by property insurance required by the Agreement or other property insurance applicable to the Project, except such rights as they have to proceeds of such insurance. The Owner or Contractor, as appropriate, shall require similar written waivers in favor of the individuals and entities identified above from the Architect, Architect’s consultants, Separate Contractors, subcontractors, and sub-subcontractors. The policies of insurance purchased and maintained by each person or entity agreeing to waive claims pursuant to this section 11.3.1 shall not prohibit this waiver of subrogation. This waiver of subrogation shall be effective as to a person or entity (1) even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, (2) even though that person or entity did not pay the insurance premium directly or indirectly, or (3) whether or not the person or entity had an insurable interest in the damaged property.

§ 11.3.2 If during the Project construction period the Owner insures properties, real or personal or both, at or adjacent to the site by property insurance under policies separate from those insuring the Project, or if after final payment property insurance is to be provided on the completed Project through a policy or policies other than those insuring the Project during the construction period, to the extent permissible by such policies, the Owner waives all rights in accordance with the terms of Section 11.3.1 for damages caused by fire or other causes of loss covered by this separate property insurance.

§ 11.4 Loss of Use, Business Interruption, and Delay in Completion Insurance

The Owner, at the Owner’s option, may purchase and maintain insurance that will protect the Owner against loss of use of the Owner’s property, or the inability to conduct normal operations, due to fire or other causes of loss.

§11.5 Adjustment and Settlement of Insured Loss

§ 11.5.1 A loss insured under the property insurance required by the Agreement shall be adjusted by the Owner as fiduciary and made payable to the Owner as fiduciary for the insureds, as their interests may appear, subject to requirements of any applicable mortgagee clause and of Section 11.5.2. The Owner shall pay the Contractor its share of insurance proceeds received by the Owner on an equitable basis, and by appropriate agreements the Contractor shall make payments to its Subcontractors in similar manner.

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§ 11.5.2 Prior to settlement of an insured loss, the Owner shall notify the Contractor of the terms of the proposed settlement as well as the proposed allocation of the insurance proceeds. The Contractor shall have 14 days from receipt of notice to object to the proposed settlement or allocation of the proceeds. If the Contractor does not object, the Owner shall settle the loss and the Contractor shall be bound by the settlement and allocation. Upon receipt, the Owner shall deposit the insurance proceeds in a separate account and make the appropriate distributions. Thereafter, if no other agreement is made or the Owner does not terminate the Contract for convenience, the Owner and Contractor shall execute a Change Order for reconstruction of the damaged or destroyed Work in the amount allocated for that purpose. If the Contractor timely objects to either the terms of the proposed settlement or the allocation of the proceeds, the Owner may proceed to settle the insured loss, and any dispute between the Owner and Contractor arising out of the settlement or allocation of the proceeds shall be resolved pursuant to Article 15.

ARTICLE 12 UNCOVERING AND CORRECTION OF WORK

§ 12.1 Uncovering of Work

§ 12.1.1 If a portion of the Work is covered contrary to the Owner’s request or to requirements specifically expressed in the Contract Documents, it must, if requested in writing by the Owner, be uncovered for the Owner’s examination and be replaced at the Contractor’s expense without change in the Contract Time.

§ 12.1.2 If a portion of the Work has been covered that the Owner has not specifically requested to examine prior to its being covered, the Owner may request to see such Work and it shall be uncovered by the Contractor. If such Work is in accordance with the Contract Documents, the Contractor shall be entitled to an equitable adjustment to the Contract Sum and Contract Time as may be appropriate. If such Work is not in accordance with the Contract Documents, the costs of uncovering the Work, and the cost of correction, shall be at the Contractor’s expense and the Contractor shall not be entitled to any increase in Contract Sum or extension of Milestone Dates.

§ 12.2 Correction of Work

§ 12.2.1 Before Substantial Completion

The Contractor shall promptly correct Work rejected by the Owner or failing to conform to the requirements of the Contract Documents, discovered before Substantial Completion and whether or not fabricated, installed or completed. Costs of correcting such rejected Work, including additional testing and inspections and the cost of uncovering and replacement, shall be at the Contractor’s expense.

§ 12.2.2 After Substantial Completion

§ 12.2.2.1 In addition to the Contractor’s obligations under Section 3.5, if, within one year after the date of Substantial Completion of the Work or designated portion thereof or after the date for commencement of warranties established under Section 9.9.1, or by terms of any applicable special warranty required by the Contract Documents, any of the Work is found to be not in accordance with the requirements of the Contract Documents, the Contractor shall correct it promptly after receipt of notice from the Owner to do so, unless the Owner has previously given the Contractor a written acceptance of such condition. The Owner shall give such notice promptly after discovery of the condition. During the one-year period for correction of Work, if the Owner fails to notify the Contractor and give the Contractor an opportunity to make the correction, the Owner waives the rights to require correction by the Contractor and to make a claim for breach of this correction obligation. If the Contractor fails to correct nonconforming Work within a reasonable time during that period after receipt of notice from the Owner, the Owner may correct it in accordance with Section 2.5.

§ 12.2.2.2 The one-year period for correction of Work shall be extended with respect to portions of Work first performed after Substantial Completion by the period of time between Substantial Completion and the actual completion of that portion of the Work.

§ 12.2.2.3 The one-year period for correction of Work shall not be extended by corrective Work performed by the Contractor pursuant to this Section 12.2.

§ 12.2.3 The Contractor shall remove from the site portions of the Work that are not in accordance with the requirements of the Contract Documents and are neither corrected by the Contractor nor accepted by the Owner.

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§ 12.2.4 The Contractor shall bear the cost of correcting destroyed or damaged construction of the Owner or Separate Contractors, whether completed or partially completed, caused by the Contractor’s correction or removal of Work that is not in accordance with the requirements of the Contract Documents.

§ 12.2.5 Nothing contained in this Section 12.2 shall be construed to establish a period of limitation with respect to other obligations the Contractor has under the Contract Documents. Establishment of the one-year period for correction of Work as described in Section 12.2.2 relates only to the specific obligation of the Contractor to correct the Work, and has no relationship to the time within which the obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Contractor’s liability with respect to the Contractor’s obligations other than specifically to correct the Work.

§ 12.2.6 Quality Management and Warranty

1)	The quality standards and specifications for the Work as approved by both Parties refer to The Owner’s specifications and technical requirements specified in the Contract Documents

2)	The applicable construction industrial standards and specifications concerning buildings and installations in location of the Project;

3)	If there are conflicts among the content of the technical requirements in the Contract Documents, priority shall be given to the content ensuring the efficiency, stability and integrity of the Work, or otherwise determined by the parties through negotiation.

4)	Government acceptance refers to the acceptance required by the applicable laws and local public authorities, the form of which can be a third-party inspection and acceptance or the Owner’s inspection and acceptance.

If the Owner finds that the Work fails to meet the above quality standards at any stage, upon the Owner’s reasonable request, the Contractor shall at its ow cost dismantle and re-construct at the Owner’s request until the standards are met. Unless the failure is attributable to the Owner’s gross negligence or willful act, the Owner may choose to hire a third party to conduct the demolition and re-construction and offset all the expenses for from the Contract Sum due to the Contractor, and in this situation the Contractor shall not be entitled to any increase in Contract Sum or extension of Milestone Dates.

If there is any dispute over the quality of the Work, the Owner may submit it to an independent third party accepted by the Contractor for investigation and analysis. The third party shall issue a quality test report for the Work. The test report shall be deemed as the basis for determine whether the Contractor shall be held liable. If the investigation result affirms that the Contractor is responsible, the Contractor shall bear the relevant expenses and losses.

The Contractor shall actively cooperate with the quality inspection carried out by any third parties appointed by the Owner at the site and take necessary measures of rectification.

§ 12.3 Acceptance of Nonconforming Work

If the Owner prefers to accept Work that is not in accordance with the requirements of the Contract Documents, the Owner may do so instead of requiring its removal and correction, in which case the Contract Sum will be reduced as appropriate and equitable. Such adjustment shall be effected whether or not final payment has been made.

ARTICLE 13 MISCELLANEOUS PROVISIONS

§ 13.1 Governing Law

The Contract shall be governed by the law of the place where the Project is located, excluding that jurisdiction’s choice of law rules. If the parties have selected arbitration as the method of binding dispute resolution, the Federal Arbitration Act shall govern Section 15.4.

§ 13.2 Successors and Assigns

§ 13.2.1 The Owner and Contractor respectively bind themselves, their partners, successors, assigns, and legal representatives to covenants, agreements, and obligations contained in the Contract Documents. Except as provided in Section 13.2.2, neither Party to the Contract shall assign the Contract as a whole without written consent of the other. If either Party attempts to make an assignment without such consent, that Party shall nevertheless remain legally responsible for all obligations under the Contract.

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§ 13.2.2 The Owner may, without consent of the Contractor, assign the Contract to a lender providing construction financing for the Project, if the lender assumes the Owner’s rights and obligations under the Contract Documents. The Contractor shall execute all consents reasonably required to facilitate the assignment.

§ 13.3 Rights and Remedies

§ 13.3.1 Duties and obligations imposed by the Contract Documents and rights and remedies available thereunder shall be in addition to and not a limitation of duties, obligations, rights, and remedies otherwise imposed or available by law.

§ 13.3.2 No action or failure to act by the Owner or Contractor shall constitute a waiver of a right or duty afforded them under the Contract, nor shall such action or failure to act constitute approval of or acquiescence in a breach thereunder, except as may be specifically agreed upon in writing.

§ 13.4 Tests and Inspections

§ 13.4.1 Tests, inspections, and approvals of portions of the Work shall be made as required by the Contract Documents and by applicable laws, statutes, ordinances, codes, rules, and regulations or lawful orders of public authorities. Unless otherwise provided, the Contractor shall make arrangements for such tests, inspections, and approvals with an independent testing laboratory or entity acceptable to the Owner, or with the appropriate public authority, and shall bear all related costs of tests, inspections, and approvals. The Contractor shall give the Owner timely notice of when and where tests and inspections are to be made so that the Owner may be present for such procedures. The Owner shall bear costs of tests, inspections, or approvals that do not become requirements until after bids are received or negotiations concluded. The Owner shall directly arrange and pay for tests, inspections, or approvals where building codes or applicable laws or regulations so require.

§ 13.4.2 If the Owner, or public authorities having jurisdiction determine that portions of the Work require additional testing, inspection, or approval not included under Section 13.4.1, the Owner will instruct the Contractor to make arrangements for such additional testing, inspection, or approval, by an entity acceptable to the Owner, and the Contractor shall give timely notice to the Owner of when and where tests and inspections are to be made so that the Owner may be present for such procedures. Such costs, except as provided in Section 13.4.3, shall be at the Owner’s expense.

§ 13.4.3 If procedures for testing, inspection, or approval under Sections 13.4.1 and 13.4.2 reveal failure of the portions of the Work to comply with requirements established by the Contract Documents, all costs made necessary by such failure shall be at the Contractor’s expense.

§ 13.4.4 Required certificates of testing, inspection, or approval shall, unless otherwise required by the Contract Documents, be secured by the Contractor and promptly delivered to the Owner.

§ 13.4.5 If the Owner is to observe tests, inspections, or approvals required by the Contract Documents, the Owner will do so promptly and, where practicable, at the normal place of testing.

§ 13.4.6 Tests or inspections conducted pursuant to the Contract Documents shall be made promptly to avoid unreasonable delay in the Work.

§ 13.5 Interest

Payments due and unpaid under the Contract Documents shall bear interest from the date payment is due at the rate the Parties agree upon in writing or, in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.

ARTICLE 14 TERMINATION OR SUSPENSION OF THE CONTRACT

§ 14.1 Termination by the Contractor

§ 14.1.1 The Contractor may terminate the Contract if the Work is stopped for a period of 30 consecutive days through no act or fault of the Contractor, a Subcontractor, a Sub-subcontractor, their agents or employees, or any other persons or entities performing portions of the Work, for any of the following reasons:

1.	Issuance of an order of a court or other public authority having jurisdiction that requires all Work to be stopped;

2.	An act of government, such as a declaration of national emergency, that requires all Work to be stopped;

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3.	Because the Owner has not issued a Certificate for Payment and has not notified the Contractor of the reasonable reason for withholding certification as provided in Section 9.4.1, or because the Owner has not made payment on a Certificate for Payment within the time stated in the Contract Documents; or

4.	The Owner has failed to furnish to the Contractor reasonable evidence as required by Section 2.2.

§ 14.1.2 The Contractor may terminate the Contract if, through no act or fault of the Contractor, a Subcontractor, a Sub-subcontractor, their agents or employees, or any other persons or entities performing portions of the Work, repeated suspensions, delays, or interruptions of the entire Work by the Owner as described in Section 14.3, constitute in the aggregate more than 100 percent of the total number of days scheduled for completion, or 120 days in any 365-day period, whichever is less.

§ 14.1.3 If one of the reasons described in Section 14.1.1 or 14.1.2 exists, the Contractor may, upon seven days’ notice to the Owner, terminate the Contract and recover from the Owner payment for Work executed, as well as reasonable overhead and profit on Work not executed, and costs incurred by reason of such termination.

§ 14.1.4 If the Work is stopped for a period of 60 consecutive days through no act or fault of the Contractor, a Subcontractor, a Sub-subcontractor, or their agents or employees or any other persons or entities performing portions of the Work because the Owner has repeatedly failed to fulfill the Owner’s obligations under the Contract Documents with respect to matters important to the progress of the Work, the Contractor may, upon seven additional days’ notice to the Owner, terminate the Contract and recover from the Owner as provided in Section 14.1.3.

§ 14.2 Termination by the Owner for Cause

§ 14.2.1 The Owner may terminate the Contract if the Contractor

1.	repeatedly refuses or fails to supply enough properly skilled workers or proper materials, and the impacts of such condition remain unremedied for fifteen (15) Business Days following written notice thereof to Contractor;

2.	repeatedly fails to make payment to Subcontractors or suppliers in accordance with the respective agreements between the Contractor and the Subcontractors or suppliers, and the impacts of such condition remain unremedied for fifteen (15) Business Days following written notice thereof to Contractor;

3.	repeatedly disregards applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of a public authority, and the impacts of such condition remain unremedied for fifteen (15) Business Days following written notice thereof to Contractor; or

4.	otherwise is guilty of material breach of a material provision of the Contract Documents, and the effects of which have not been cured to Owner’s reasonable satisfaction within fifteen (15) Business Days after notice from Owner, provided, if such failure to comply is not capable of being cured within fifteen (15) Business Days, Contractor shall not be in default so long as Contractor commences to cure within fifteen (15) Business Days and thereafter diligently proceeds to cure such breach in a manner reasonably satisfactory to Owner.

§ 14.2.2 When any of the reasons described in Section 14.2.1 exist the Owner may, without prejudice to any other rights or remedies of the Owner and after giving the Contractor and the Contractor’s surety, if any, seven days’ notice, terminate employment of the Contractor and may, subject to any prior rights of the surety:

1.	Exclude the Contractor from the site and take possession of all materials, equipment, tools, and construction equipment and machinery thereon owned by the Contractor;

2.	Accept assignment of subcontracts pursuant to Section 5.4; and

3.	Finish the Work by whatever reasonable method the Owner may deem expedient. Upon written request of the Contractor, the Owner shall furnish to the Contractor a detailed accounting of the costs incurred by the Owner in finishing the Work.

§ 14.2.3 When the Owner terminates the Contract for one of the reasons stated in Section 14.2.1, the Contractor shall not be entitled to receive further payment until the Work is finished.

§ 14.2.4 If the unpaid balance of the Contract Sum exceeds costs of finishing the Work, and other damages incurred by the Owner and not expressly waived, such excess shall be paid to the Contractor. If such costs and damages exceed the unpaid balance, the Contractor shall pay the difference to the Owner. The obligation for payment shall survive termination of the Contract.

AIA Document A201 - 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 11:08:20 ET on 01/08/2024 under Oreder No.3104239901 which expires on 01/08/2025, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA contract Documents® Terms of service. To report copyright violations, e-mail docinfo@aiacontracts.com.		44
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§ 14.3 Suspension by the Owner for Convenience

§ 14.3.1 The Owner may, without cause, order the Contractor in writing to suspend, delay or interrupt the Work, in whole or in part for such period of time as the Owner may determine.

§ 14.3.2 The Contract Sum and Contract Time shall be adjusted for increases in the cost and time caused by suspension, delay, or interruption under Section 14.3.1. Adjustment of the Contract Sum shall include profit. No adjustment shall be made to the extent

1.	that performance is, was, or would have been, so suspended, delayed, or interrupted, by another cause for which the Contractor is responsible; or

2.	that an equitable adjustment is made or denied under another provision of the Contract.

§ 14.4 Termination by the Owner for Convenience

§ 14.4.1 The Owner may, at any time, terminate the Contract for the Owner’s convenience and without cause by reasonably advance written notice to Contractor.

§ 14.4.2 Upon receipt of written notice from the Owner of such termination for the Owner’s convenience, the Contractor shall

1.	cease operations as directed by the Owner in the notice;

2.	take actions necessary, or that the Owner may direct, for the protection and preservation of the Work; and

3.	except for Work directed to be performed prior to the effective date of termination stated in the notice, terminate all existing subcontracts and purchase orders and enter into no further subcontracts and purchase orders.

§ 14.4.3 In case of such termination for the Owner’s convenience, the Owner shall pay the Contractor the Termination Payment, in accordance with Section 7.1 of Standard Form of Agreement Between Owner and Contractor (AIA Document Al 01™–2017).

ARTICLE 15 CLAIMS AND DISPUTES

§ 15.1 Claims

§ 15.1.1 Definition

A Claim is a demand or assertion by one of the Parties seeking, as a matter of right, payment of money, a change in the Contract Time, or other relief with respect to the terms of the Contract. The term “Claim” also includes other disputes and matters in question between the Owner and Contractor arising out of or relating to the Contract. The responsibility to substantiate Claims shall rest with the Party making the Claim. This Section 15.1.1 does not require the Owner to file a Claim in order to impose liquidated damages in accordance with the Contract Documents.

§ 15.1.2 Time Limits on Claims

The Owner and Contractor shall commence all Claims and causes of action against the other and arising out of or related to the Contract, whether in contract, tort, breach of warranty or otherwise, in accordance with the requirements of the binding dispute resolution method selected in the Agreement and within the period specified by applicable law, but in any case not more than four years after the date of Substantial Completion of the Work. The Owner and Contractor waive all Claims and causes of action not commenced in accordance with this Section 15.1.2.

§ 15.1.3 Notice of Claims

§ 15.1.3.1 Claims by either the Owner or Contractor, where the condition giving rise to the Claim is first discovered prior to expiration of the period for correction of the Work set forth in Section 12.2.2, shall be initiated by notice to the other Party. Claims by either Party under this Section 15.1.3.1 shall be initiated within 21 days after occurrence of the event giving rise to such Claim or within 21 days after the claimant first recognizes the condition giving rise to the Claim, whichever is later.

§ 15.1.3.2 Claims by either the Owner or Contractor, where the condition giving rise to the Claim is first discovered after expiration of the period for correction of the Work set forth in Section 12.2.2, shall be initiated by notice to the other Party.

AIA Document A201 - 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 11:08:20 ET on 01/08/2024 under Oreder No.3104239901 which expires on 01/08/2025, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA contract Documents® Terms of service. To report copyright violations, e-mail docinfo@aiacontracts.com.		45
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§ 15.1.4 Continuing Contract Performance

§ 15.1.4.1 Pending final resolution of a Claim, except as otherwise agreed in writing or as provided in Section 9.7 and Article 14, the Contractor shall proceed diligently with performance of the Contract and the Owner shall continue to make payments in accordance with the Contract Documents.

§ 15.1.5 Claims for Additional Cost

If the Contractor wishes to make a Claim for an increase in the Contract Sum, notice as provided in Section 15.1.3 shall be given before proceeding to execute the portion of the Work that is the subject of the Claim. Prior notice is not required for Claims relating to an emergency endangering life or property arising under Section 10.4.

§ 15.1.6 Claims for Additional Time

§ 15.1.6.1 If the Contractor wishes to make a Claim for an increase in the Contract Time, notice as provided in Section 15.1.3 shall be given. The Contractor’s Claim shall include an estimate of cost and of probable effect of delay on progress of the Work. In the case of a continuing delay, only one Claim is necessary.

§ 15.1.6.2 If adverse weather conditions are the basis for a Claim for additional time, such Claim shall be documented by data substantiating that weather conditions were abnormal for the period of time, could not have been reasonably anticipated, and had an adverse effect on the scheduled construction.

§ 15.1.7 Waiver of Claims for Consequential Damages

The Contractor and Owner waive Claims against each other for consequential damages arising out of or relating to this Contract. This mutual waiver includes

1.	damages incurred by the Owner for rental expenses, for losses of use, income, profit, financing, business and reputation, and for loss of management or employee productivity or of the services of such persons; and

2.	damages incurred by the Contractor for principal office expenses including the compensation of personnel stationed there, for losses of financing, business and reputation, and for loss of profit, except anticipated profit arising directly from the Work.

This mutual waiver is applicable, without limitation, to all consequential damages due to either Party’s termination in accordance with Article 14. Nothing contained in this Section 15.1.7 shall be deemed to preclude assessment of liquidated damages, when applicable, in accordance with the requirements of the Contract Documents.

§ 15.2 Additional Terms Regarding Claims

§ 15.2.1 In the event of a Claim against the Contractor, the Owner may, but is not obligated to, notify the surety, if any, of the nature and amount of the Claim. If the Claim relates to a possibility of a Contractor’s default, the Owner may, but is not obligated to, notify the surety and request the surety’s assistance in resolving the controversy.

§ 15.2.2 If a Claim relates to or is the subject of a mechanic’s lien, the party asserting such Claim may proceed in accordance with applicable law to comply with the lien notice or filing deadlines.

§ 15.3 Intentionally Omitted

§ 15.4 Arbitration

§ 15.4.1 If the Parties have selected arbitration as the method for binding dispute resolution in the Agreement, any Claim subject to, but not resolved by, mediation shall be subject to arbitration which, unless the parties mutually agree otherwise, shall be administered by the American Arbitration Association in accordance with its Construction Industry Arbitration Rules in effect on the date of the Agreement. The Arbitration shall be conducted in the place where the Project is located, unless another location is mutually agreed upon. A demand for arbitration shall be made in writing, delivered to the other party to the Contract, and filed with the person or entity administering the arbitration. The party filing a notice of demand for arbitration must assert in the demand all Claims then known to that party on which arbitration is permitted to be demanded.

§ 15.4.1.1 A demand for arbitration shall be made no earlier than concurrently with the filing of a request for mediation, but in no event shall it be made after the date when the institution of legal or equitable proceedings based on the Claim would be barred by the applicable statute of limitations. For statute of limitations purposes, receipt of a written demand for arbitration by the person or entity administering the arbitration shall constitute the institution of legal or equitable proceedings based on the Claim.

AIA Document A201 - 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 11:08:20 ET on 01/08/2024 under Oreder No.3104239901 which expires on 01/08/2025, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA contract Documents® Terms of service. To report copyright violations, e-mail docinfo@aiacontracts.com.		46
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§ 15.4.2 The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

§ 15.4.3 The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by Parties to the Agreement, shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

§ 15.4.4 Consolidation or Joinder

§ 15.4.4.1 Subject to the rules of the American Arbitration Association or other applicable arbitration rules, either party may consolidate an arbitration conducted under this Agreement with any other arbitration to which it is a party provided that (1) the arbitration agreement governing the other arbitration permits consolidation, (2) the arbitrations to be consolidated substantially involve common questions of law or fact, and (3) the arbitrations employ materially similar procedural rules and methods for selecting arbitrator(s).

§ 15.4.4.2 Subject to the rules of the American Arbitration Association or other applicable arbitration rules, either party may include by joinder persons or entities substantially involved in a common question of law or fact whose presence is required if complete relief is to be accorded in arbitration, provided that the party sought to be joined consents in writing to such joinder. Consent to arbitration involving an additional person or entity shall not constitute consent to arbitration of any claim, dispute or other matter in question not described in the written consent.

§ 15.4.4.3 The Owner and Contractor grant to any person or entity made a party to an arbitration conducted under this Section 15.4, whether by joinder or consolidation, the same rights of joinder and consolidation as those of the Owner and Contractor under this Agreement.

AIA Document A201 - 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. “The American Institute of Architects,” “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are trademarks of The American Institute of Architects. This draft was produced at 11:08:20 ET on 01/08/2024 under Oreder No.3104239901 which expires on 01/08/2025, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA contract Documents® Terms of service. To report copyright violations, e-mail docinfo@aiacontracts.com.		47
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